Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO FINANCING AGREEMENT

THIS AMENDMENT NO. 2 TO FINANCING AGREEMENT (this “Second Amendment”), dated as of May 5, 2021, is entered into by and among BLUE APRON, LLC, a Delaware limited liability company (the “Borrower”), BLUE APRON HOLDINGS, INC., a Delaware corporation (the “Parent”), each of the Subsidiary Guarantors (as defined in the Financing Agreement (as defined below)) party hereto (together with the Borrower and the Parent, the “Loan Parties” and each, a “Loan Party”), the Lenders (as defined below) party hereto, and BLUE TORCH FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lenders (in such capacity, “Collateral Agent”) and as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, the “Agents” and each, an “Agent”).

RECITALS

A.            The Loan Parties, the lenders from time to time party thereto (the “Lenders”) and the Agents are parties to that certain Financing Agreement, dated as of October 16, 2020 (as amended by the Amendment No. 1 to Financing Agreement, dated as of November 19, 2020, the “Existing Financing Agreement,” and as further amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Second Amendment, the “Financing Agreement”).

B.            The Loan Parties have requested that the Lenders extend, and the Lenders have agreed to extend, additional credit to the Borrower in the form of a senior secured term loan in an aggregate principal amount of $5,000,000.

C.            The Loan Parties, the Lenders and the Agents wish to further amend the Existing Financing Agreement as set forth in Section 2 of this Second Amendment, subject to and in accordance with terms and conditions set forth herein.

C.            The Loan Parties, the Lenders and the Agents are willing to enter into this Second Amendment upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Definitions. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Financing Agreement.

2.            Amendments to Existing Financing Agreement. Subject to and upon the occurrence of the Second Amendment Effective Date (as defined below), (a) the Existing Financing Agreement shall be amended to delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move the green stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) to where the green underlined text is located (indicated textually in the same manner as the following example: underlined text) as set forth in the conformed copy of the Financing Agreement attached as Exhibit A hereto, (b) Exhibit A hereto shall be inserted as a new Schedule 1.01(AA) to the Financing Agreement, (c) Exhibit C hereto shall be inserted as a new Schedule 7.01(q) to the Financing Agreement and (d) Exhibit D hereto shall be attached as a new Exhibit G to the Financing Agreement.

1

3.            Conditions Precedent. This Second Amendment shall become effective (such date, the “Second Amendment Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a)            Delivery of Documents. The Administrative Agent shall have received, on or before the Second Amendment Effective Date, the following, each in form and substance satisfactory to the Administrative Agent and, unless indicated otherwise, dated the Second Amendment Effective Date and, if applicable, duly executed by the Persons party thereto:

(i)            duly executed counterparts of (A) this Second Amendment, (B) the Second Amendment Fee Letter and (C) the Escrow Agreement;

(ii)            a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Second Amendment Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction) (or, to the extent applicable, a certificate of an Authorized Officer certifying that there have been no changes to such Governing Documents since the Effective Date), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing the execution and delivery of the Second Amendment and the performance of its obligations under this Second Amendment, the Financing Agreement, each other Loan Document to which it is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith and the transactions contemplated hereby and thereby (including, in the case of the Borrower, the borrowing of the Second Amendment Loan on the Second Amendment Effective Date), and (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers (or, to the extent applicable, a certificate of an Authorized Officer certifying that the authorized officers of such Loan Party listed on the incumbency certificate of such Loan Party delivered to the Administrative Agent on the Effective Date continue to have valid authority to sign this Second Amendment and each other Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith);

(iii)            a certificate of the chief financial officer of the Parent (A) setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis immediately after giving effect to this Second Amendment and the funding of the Second Amendment Loan, with the financial covenants contained in Section 7.03 of the Financing Agreement and (B) certifying as to the compliance with the condition set forth in Section 3(f) below;

(iv)            a certificate of the chief financial officer of each Loan Party, certifying as to the solvency of such Loan Party (after giving effect to the funding of the Second Amendment Loan made on the Second Amendment Effective Date);

(v)            a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Second Amendment Effective Date as to the subsistence in good standing of such Loan Party in such jurisdictions;

2

(vi)            an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Loan Parties, as to such matters relating to this Second Amendment, the Second Amendment Loan and such other matters as the Agents may reasonably request; and

(vii)            such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(b)            Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with this Second Amendment (including the making of the Second Amendment Loan) or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect.

(c)            Proceedings; Receipt of Documents. All proceedings in connection with the making of the Second Amendment Loan and the other transactions contemplated by this Second Amendment, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

(d)            Litigation. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the best knowledge of any Loan Party, threatened in any court or before any arbitrator or governmental authority which relates to the Second Amendment Loan or which, in the opinion of the Collateral Agent, is reasonably likely to be adversely determined, and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(e)            Payment of Fees, Etc. The Borrower shall have paid (or substantially simultaneously with the funding of the Second Amendment Loan, shall pay) all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Second Agreement, the Financing Agreement and the other Loan Documents, including, without limitation, all costs and expenses required to be paid pursuant to Section 6 below.

(f)            Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to the Second Amendment Loan, and the Borrower’s acceptance of the proceeds of the Second Amendment Loan, shall each be deemed to be a representation and warranty by each Loan Party on the Second Amendment Effective Date that: (i) the representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Second Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); (ii) at the time of and after giving effect to the making of the Second Amendment Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Second Amendment Loan on such date; and (iii) the conditions set forth in this Section 3 have been satisfied as of the date of such request.

(g)            Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.02 of the Financing Agreement.

3

4.            Representations and Warranties. In addition to the continuing representations and warranties heretofore or hereafter made by the Loan Parties to the Agents and Lenders pursuant to the Financing Agreement and the other Loan Documents, each Loan Party hereby represents and warrants to the Agents and each Lender as follows:

(a)            such Loan Party has full power, authority and legal right to enter into this Second Amendment and to perform all its respective obligations hereunder;

(b)            this Second Amendment has been duly executed and delivered by such Loan Party;

(c)            this Second Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally; and

(d)            the execution, delivery and performance of this Second Amendment (i) are within such Loan Party’s corporate or company powers, as applicable, (ii) have been duly authorized by all necessary corporate or company action, as applicable, of such Loan Party and (iii) are not in contravention of any applicable law, rule or regulation or the terms of such Loan Party’s Governing Documents or of any Material Contract binding on or otherwise affecting it or any of its properties.

5.            Reaffirmation.

(a)            Each Loan Party hereby ratifies, reaffirms and confirms all of its payment and other obligations, contingent or otherwise, under the Financing Agreement and each other Loan Document to which it is a party and agrees that this Second Amendment and the transactions contemplated hereunder shall not in any way affect the validity or enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Loan Party thereunder.

(b)            Each Loan Party hereby ratifies, reaffirms and confirms all Liens granted by it to the Collateral Agent under the Security Agreement and the other Collateral Document to which it is a party and agrees that this Second Amendment shall not in any way affect the validity, perfection, enforceability or priority of such Liens.

6.            Costs and Expenses. Each Loan Party, jointly and severally, agrees to pay on demand all costs and expenses of the Lenders and the Agents incurred in connection with the preparation, execution and delivery of this Second Amendment (including, without limitation, the establishment and maintenance of the Escrow Account and the reasonable fees and out-of-pocket expenses of counsel for the Lenders and the Agents with respect thereto).

7.            Release. Each Loan Party on its own behalf and on behalf of its respective predecessors, successors, heirs, legal representatives and assigns (collectively, the “Releasing Parties”), hereby acknowledge and stipulate that as of the Second Amendment Effective Date, none of the Releasing Parties has any known claims or known causes of action of any kind whatsoever against the Agents, the Lenders or any other Secured Party or any of their officers, directors, employees, agents, attorneys, affiliates or representatives, or against any of their respective predecessors, successors, or assigns (each of the foregoing, collectively, the “Released Parties”). Each of the Releasing Parties hereby forever releases, remises, discharges and holds harmless the Released Parties, from any and all known claims, causes of action, demands, and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, which any of the Releasing Parties has or may acquire in the future relating in any way to any event, circumstance, action, or failure to act arising, taken or not taken in connection with this Second Amendment from the beginning of time through the Second Amendment Effective Date; provided that the foregoing waiver shall not apply to actions arising from the Released Parties own gross negligence, bad faith or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each of the Releasing Parties, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Loan Party pursuant to this Section 7.

4

8.            Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the law of the state of New York applicable to contracts made and to be performed in the state of New York

9.            Consent to Jurisdiction; Service of Process and Venue; Waiver of Jury Trial. Sections 12.10 and 12.11 of the Financing Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

10.          Reference to Financing Agreement. Each of the Financing Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Financing Agreement, are hereby amended so that any reference therein to the “Financing Agreement”, whether direct or indirect, shall mean a reference to the Financing Agreement as modified hereby. This Second Amendment shall constitute a Loan Document under the Financing Agreement.

11.          Effect of this Second Amendment. This Second Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights, claims or remedies that the Agents or any Lender may have under the Financing Agreement or under any other Loan Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate, in any respect, the Agents or any Lender to grant any waivers under the same or similar or other circumstances in the future. To the extent that any provision of the Financing Agreement or any of the other Loan Documents are inconsistent with the provisions of this Second Amendment, the provisions of this Second Amendment shall control.

12.          Binding Effect. This Second Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

13.          Further Assurances. The Loan Parties shall execute and deliver such further documents and take such further action as may be reasonably requested by the Agents and/or the Lenders to effectuate the provisions and purposes of this Second Amendment.

14.          No Modification. This Second Amendment may not be amended, modified or otherwise changed without the mutual agreement in writing of the parties hereto.

15.          Severability of Provisions. Each provision of this Second Amendment shall be severable from every other provision of this Second Amendment for the purpose of determining the legal enforceability of any specific provision.

16.          Counterparts; Electronic Signature. This Second Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a .pdf image) shall be deemed to be an original signature hereto.

5

[Signature Pages Follow]

6

IN WITNESS WHEREOF, the parties have entered into this Second Amendment as of the date first above written.

LOAN PARTIES:

BLUE APRON, LLC

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

BLUE APRON HOLDINGS, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Chief Financial Officer and Treasurer

BAW HOLDCO I, LLC

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

BAW HOLDCO II, LLC

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

BAW HOLDCO III, LLC

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

BAW, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

[Signature Page to Amendment No. 2 to Financing Agreement]

BN RANCH, LLC

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

BLUE APRON MARKET, LLC

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

[Signature Page to Amendment No. 2 to Financing Agreement]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

BLUE TORCH FINANCE LLC

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorised Signor

[Signature Page to Amendment No. 2 to Financing Agreement]

LENDERS:

BLUE TORCH CREDIT OPPORTUNITIES FUND II LP

By:	Blue Torch Credit Opportunities GP II LLC, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH CREDIT OPPORTUNITIES SBAF FUND LP

By:	Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH CREDIT OPPORTUNITIES KRS FUND LP

By:	Blue Torch Credit Opportunities KRS GP LLC, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

[Signature Page to Amendment No. 2 to Financing Agreement]

BLUE TORCH CREDIT OPPORTUNITIES FUND I LP

By:	Blue Torch Credit Opportunities GP LP, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS SC FUND LLC

By:	Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By:	Blue Torch Credit Opportunities SC GP LLC, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC Offshore Holdings Fund II, LLC

By:	Blue Torch Offshore Credit Opportunities Master Fund II, LP, its sole member

By:	Blue Torch Offshore Credit Opportunities GP II LLC, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

[Signature Page to Amendment No. 2 to Financing Agreement]

Swiss Capital BTC OL Private Debt Fund L.P.

By:	/s/ Kevin Genda
Name:	Kevin Genda, in his capacity as authorized signatory of Blue Torch Capital LP, as agent and attorney-in-fact for Swiss Capital BTC OL Private Debt Fund L.P.

SWISS CAPITAL BTC OL PRIVATE DEBT OFFSHORE SP

A SEGREGATED PORTFOLIO OF SWISS CAPITAL PRIVATE DEBT (OFFSHORE) FUNDS SPC

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Authorised Signatory of Blue Torch Capital LP in its capacity as investment manager to SWISS CAPITAL BTC OL PRIVATE DEBT OFFSHORE SP

[Signature Page to Amendment No. 2 to Financing Agreement]

BTC HOLDINGS FUND I, LLC

By:	Blue Torch Credit Opportunities Fund I LP, its sole member

By:	Blue Torch Credit Opportunities GP LLC, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

[Signature Page to Amendment No. 2 to Financing Agreement]

EXHIBIT A

Financing Agreement

(Please see attached.)

Execution Version

Conformed copy reflecting amendments made pursuant to

Amendment No. 1 to Financing Agreement, dated as of September 19, 2020, and

Amendment No. 2 to Financing Agreement, dated as of May 5, 2021

FINANCING AGREEMENT

Dated as of October 16, 2020

as amended by the AMENDMENT NO. 1 TO FINANCING Agreement

Dated as of November 19, 2020,

as amended by the AMENDMENT NO. 2 TO FINANCING Agreement

Dated as of May 5, 2021

by and among

BLUE APRON, LLC,

as Borrower,

BLUE APRON HOLDINGS, INC.,

as Parent,

THE PARENT AND EACH SUBSIDIARY OF THE PARENT LISTED AS A
SUBSIDIARY GUARANTOR ON THE SIGNATURE PAGES HERETO,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,

and

BLUE TORCH FINANCE LLC,
as Administrative Agent and Collateral Agent

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE TERM LOAN IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT.  REQUESTS FOR INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT ON THE TERM LOAN MAY BE DIRECTED TO the administrative agent at its address set forth herein.

2

Table of Contents

Page

Article I DEFINITIONS; CERTAIN TERMS		1

Section 1.01	Definitions	1
Section 1.02	Terms Generally	~~36~~39
Section 1.03	Certain Matters of Construction	~~37~~40
Section 1.04	Accounting and Other Terms	~~37~~40
Section 1.05	Time References	~~38~~41

Article II THE ~~TERM LOAN 38~~LOANS		41

Section 2.01	Commitments	~~39~~41
Section 2.02	Making the ~~Term Loan 39~~Loans	42
Section 2.03	Repayment of~~Term Loan~~Loans; Evidence of Debt	~~40~~43
Section 2.04	Interest	~~41~~44
Section 2.05	Termination of Commitment; Prepayment of ~~Term Loan 42~~Loans	45
Section 2.06	Fees	~~44~~49
Section 2.07	LIBOR Option	~~46~~50
Section 2.08	Funding Losses	~~48~~52
Section 2.09	Taxes	~~49~~53
Section 2.10	Increased Costs and Reduced Return	~~52~~56
Section 2.11	Changes in Law; Impracticability or Illegality	~~53~~57

Article III INTENTIONALLY OMITTED		~~54~~58

Article IV APPLICATION OF PAYMENTS		~~54~~58

Section 4.01	Payments; Computations and Statements	~~54~~58
Section 4.02	Sharing of Payments	~~55~~59
Section 4.03	Apportionment of Payments	~~55~~59

Article V CONDITIONS TO TERM LOAN		~~56~~60

Section 5.01	Conditions Precedent to Effectiveness	~~56~~60
Section 5.02	Conditions Subsequent to Effectiveness	~~60~~64

Article VI REPRESENTATIONS AND WARRANTIES		~~60~~65

Section 6.01	Representations and Warranties	~~60~~65

Article VII COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS		~~67~~72

Section 7.01	Affirmative Covenants	~~68~~72
Section 7.02	Negative Covenants	~~77~~82
Section 7.03	Financial Covenants	~~82~~87

Article VIII CASH MANAGEMENT ARRANGEMENTS AND OTHER COLLATERAL MATTERS		~~82~~87

Section 8.01	Cash Management Arrangements	~~82~~87

i

Article IX EVENTS OF DEFAULT		~~83~~88

Section 9.01	Events of Default	~~83~~88

Article X AGENTS		~~86~~91

Section 10.01	Appointment	~~86~~91
Section 10.02	Nature of Duties; Delegation	~~87~~92
Section 10.03	Rights, Exculpation, Etc.	~~88~~93
Section 10.04	Reliance	~~89~~94
Section 10.05	Indemnification	~~89~~94
Section 10.06	Agents Individually	~~89~~94
Section 10.07	Successor Agent	~~90~~94
Section 10.08	Collateral Matters	~~90~~95
Section 10.09	Agency for Perfection	~~92~~96
Section 10.10	No Reliance on any Agent’s Customer Identification Program	~~92~~97
Section 10.11	No Third Party Beneficiaries	~~92~~97
Section 10.12	No Fiduciary Relationship	~~92~~97
Section 10.13	Reports; Confidentiality; Disclaimers	~~92~~97
Section 10.14	Collateral Custodian	~~93~~98
Section 10.15	Collateral Agent May File Proofs of Claim	~~93~~98
Section 10.16	Erroneous Distribution	99

Article XI GUARANTY		~~94~~99

Section 11.01	Guaranty	~~94~~99
Section 11.02	Guaranty Absolute	~~94~~100
Section 11.03	Waiver	~~95~~100
Section 11.04	Continuing Guaranty; Assignments	~~96~~101
Section 11.05	Subrogation	~~96~~101
Section 11.06	Contribution	~~97~~102

Article XII MISCELLANEOUS		~~97~~103

Section 12.01	Notices, Etc.	~~97~~103
Section 12.02	Amendments, Etc.	~~99~~104
Section 12.03	No Waiver; Remedies, Etc.	~~101~~106
Section 12.04	Expenses; Attorneys’ Fees	~~101~~106
Section 12.05	Right of Set-off	~~102~~107
Section 12.06	Severability	~~102~~107
Section 12.07	Assignments and Participations.	~~102~~108
Section 12.08	Counterparts	~~106~~111
Section 12.09	Governing Law	~~107~~112
Section 12.10	Consent to Jurisdiction; Service of Process and Venue	~~107~~112
Section 12.11	Waiver of Jury Trial, Etc.	~~108~~113
Section 12.12	Consent by the Agents and Lenders	~~108~~113
Section 12.13	No Party Deemed Drafter	~~108~~113
Section 12.14	Reinstatement; Certain Payments	~~108~~113
Section 12.15	Indemnification; Limitation of Liability for Certain Damages	~~109~~114

Section 12.16	Records	~~110~~115
Section 12.17	Binding Effect	~~110~~115
Section 12.18	Highest Lawful Rate	~~110~~115
Section 12.19	Confidentiality	~~111~~116
Section 12.20	Public Disclosure	~~112~~117
Section 12.21	Integration	~~112~~117
Section 12.22	USA PATRIOT Act	~~112~~117
Section 12.23	Escrow Account Funds.	118

SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders’ Commitments
Schedule 1.01(AA)	Second Amendment Lenders and Second Amendment Loan Commitments
Schedule 1.01(B)	Facilities
Schedule 5.02	Conditions Subsequent
Schedule 6.01(e)	Capitalization; Subsidiaries
Schedule 6.01(f)	Litigation
Schedule 6.01(i)	ERISA
Schedule 6.01(q)	Environmental Matters
Schedule 6.01(r)	Insurance
Schedule 6.01(u)	Intellectual Property
Schedule 6.01(v)	Material Contracts
Schedule 7.01(q)	Warrant Allocation Statement
Schedule 7.02(a)	Existing Liens
Schedule 7.02(b)	Existing Indebtedness
Schedule 7.02(e)	Existing Investments
Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions
Schedule 8.01	Cash Management Accounts

Exhibit A	Formof Joinder Agreement
Exhibit B	Formof Assignment and Acceptance
Exhibit C	Formof Notice of Borrowing
Exhibit D	Formof LIBOR Notice
Exhibit E	Formof Compliance Certificate
Exhibit 2.09(d)	Forms of U.S. Tax Compliance Certificate
Exhibit F	Formof Note
Exhibit G	Warrants

FINANCING AGREEMENT

Financing Agreement, dated as of October 16, 2020 (as amended on November 19, 2020 and on May 5, 2021) by and among BLUE APRON, LLC, a Delaware limited liability company (the “Borrower”), BLUE APRON HOLDINGS, INC, a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Subsidiary Guarantor” on the signature pages hereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

RECITALS

The Borrower has asked the Lenders to extend credit to the Borrower consisting of a term loan in the aggregate principal amount of $35,000,000. The proceeds of the term loan shall be used, together with approximately $10,250,000 of cash on hand, to refinance existing indebtedness of the Borrower and to pay fees and expenses in connection with the transactions contemplated by this Agreement. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

Article I
DEFINITIONS; CERTAIN TERMS

Section 1.01         Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

“Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

“Action” has the meaning specified therefor in Section 12.12.

“Administrative Agent” has the meaning specified therefor in the preamble hereto.

“Administrative Agent’s Account” means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party. For the avoidance of doubt, no Lender, in its capacity as a holder of Warrants, shall constitute an Affiliate of the Parent or its Subsidiaries solely as a result of its holding of the Warrants.

“Agent” and “Agents” have the respective meanings specified therefor in the preamble hereto.

“Agreement” means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Anniversary Fee” has the meaning specified therefor in Section 2.06(a).

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

“Applicable Margin” means, as of any date of determination:

(a)            in the case of the Term Loan, with respect to the interest rate of (i) any Reference Rate Loan or any portion thereof, (x) prior to the Second Amendment Effective Date, 7.00% per annum and (y) on or after the Second Amendment Effective Date, 8.00% per annum and (ii) any LIBOR Rate Loan or any portion thereof, (x) prior to the Second Amendment Effective Date, 8.00% per annum and (y) on or after the Second Amendment Effective Date, 9.00% per annum; and

~~“Applicable Margin” means, as of any date of determination~~(b)      in the case of the Second Amendment Loan, with respect to the interest rate of (~~a~~i) any Reference Rate Loan or any portion thereof, ~~7.00~~9.00% per annum, and (~~b~~ii) any LIBOR Rate Loan or any portion thereof, ~~8.00~~10.00% per annum.

“Applicable Premium” means:

(a)            as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b), (c) or (d) of the definition thereof:

(i)             during the period from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date (the “First Period”), an amount equal to the Make-Whole Amount;

(ii)            during the period after the First Period up to and including the date that is the second anniversary of the Effective Date (the “Second Period”), an amount equal to 3.00% times the aggregate principal amount of the ~~Term Loan~~Loans outstanding on the date of such Applicable Premium Trigger Event; and

(iii)           during the period after the Second Period up to but not including the Final Maturity Date (the “Third Period”), an amount equal to 1.00% times the aggregate principal amount of the ~~Term Loan~~Loans outstanding on the date of such Applicable Premium Trigger Event; and

(b)            as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:

(i)             during the First Period, an amount equal to the Make-Whole Amount;

(ii)            during the Second Period, an amount equal to 3.00% times the aggregate principal amount of the ~~Term Loan~~Loans being paid on such date; and

(iii)           during the Third Period, an amount equal to 1.00% times the amount of the aggregate principal amount of the ~~Term Loan~~Loans being paid on such date;

“Applicable Premium Trigger Event” means:

(a)            any payment by any Loan Party of all, or any part, of the principal balance of ~~the Term~~any Loan for any reason (including, without limitation, any optional prepayment or mandatory prepayment other than (x) any prepayment of any Loan made pursuant to Section 2.05(c)(iv) ~~and~~, (y) any regularly scheduled amortization payment made pursuant to the first sentence of Section 2.03(a) and (z) any prepayment of the Second Amendment Loan pursuant to Section 2.05(c)(ii) or (c)(iii)(B)) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;

(b)            the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 9.01, including as a result of the commencement of an Insolvency Proceeding;

(c)            the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to any Agent, for the account of the Lenders in full or partial satisfaction of the Obligations; or

(d)            the termination of this Agreement for any reason.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Administrative Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Blue Torch” has the meaning specified therefor in the preamble hereto.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified therefor in the preamble hereto.

“Build to Suit Obligations” means any obligations relating to a lease or other obligation accounted for using “build to suit” accounting in accordance with GAAP.

“Business Day” means (a) for all purposes other than as described in clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, and (b) with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, any day that is a Business Day described in clause (a) above and on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP; provided that Build to Suit Obligations shall not constitute Capitalized Lease Obligations.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within one year from the date of acquisition thereof; (b) commercial paper, maturing not more than one year after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts investing at least 90% of their assets in Cash Equivalents described in one or more clauses of this definition; (f) marketable tax exempt securities rated A-1 or higher by Moody’s or A or higher by Standard & Poor’s, in each case, maturing within one year from the date of acquisition thereof; and (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (c) of this definition.

“Cash Management Accounts” means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.

“Cash Management Bank” has the meaning specified therefor in Section 8.01(a).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means each occurrence of any of the following:

(a)            the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than the Permitted Holder) of beneficial ownership of more than 33% of the aggregate outstanding voting power of the Equity Interests of the Parent;

(b)            during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority of the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent; or

(c)            the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.02(c)(i)), free and clear of all Liens (other than Permitted Specified Liens).

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Loan Party upon which a Lien is granted or purported to be granted to the Collateral Agent by such Loan Party as security for all or any part of the Obligations.

“Collateral Agent” has the meaning specified therefor in the preamble hereto.

“Collateral Document” has the meaning specified therefore in Section 12.02(b)(iii).

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitment” means, with respect to each Lender, ~~the commitment of such Lender to make the Term Loan to the Borrower in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement,~~such Lender’s Term Loan Commitment or Second Amendment Loan Commitment, as applicable, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate, substantially in the form of Exhibit E, duly executed by an Authorized Officer of the Parent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Person’s obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent, which control shall only be exercisable by the Collateral Agent after the occurrence and during the continuance of an Event of Default hereunder.

“Current Value” has the meaning specified therefor in Section 7.01(m).

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Disbursement Letter” means a disbursement letter, in form and substance satisfactory to the Collateral Agent, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d), any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the ~~Term Loan~~Loans and all other Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is ninety-one (91) days after the Final Maturity Date; provided that if such Equity Interest is issued pursuant to a plan for the benefit of employees of any Loan Party or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by a Loan Party in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” means, as of any date, (a) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the Effective Date and (b) any Person that is a competitor of any Loan Party or any its respective Subsidiaries that has been designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent from time to time; provided that any Person that becomes a “Disqualified Institution” after the applicable trade date for an assignment or participation interest shall not apply to retroactively make such Person a “Disqualified Institution” with respect to such assignment or participation interest or any previously acquired assignment of or participation interest in the ~~Term~~ Loans, but such Person shall not be able to increase its Commitments under, or participation interests in, the ~~Term~~ Loans; provided, however, that, in each case, “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Effective Date” has the meaning specified therefor in Section 5.01.

“Employee Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), regardless of whether subject to ERISA, that any Loan Party or any of its ERISA Affiliates maintains, sponsors or contributes to or is obligated to contribute to.

“Environmental Claim” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving any alleged or actual (a) violation of or liability under any Environmental Law; or (b) manufacture, use, handling, generation, transportation, storage, treatment, Release, threatened Release or disposal or exposure to any Hazardous Materials.

“Environmental Law” means any Requirement of Law relating to or concerning (i) the protection of the environment, natural resources, human health or safety, or (ii) the manufacture, use, handling, generation, transportation, storage, treatment, Release, threatened Release or disposal of or exposure to any Hazardous Material.

“Environmental Liability” means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of or based upon (a) any Environmental Claim; (b) any actual, alleged or threatened non-compliance with Environmental Law or Environmental Permit; (c) any actual, alleged or threatened Release of or exposure to Hazardous Materials; (d) any Remedial Action; (e) any environmental condition; or (f) any contract, agreement, or other arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liability.

“Environmental Permit” means any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Authority pursuant to Environmental Law.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Parent of any cash capital contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” or under “common control” within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” means (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Sections 4975 or 4971 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any of its ERISA Affiliates; (l) the assertion of a claim (other than routine claims for benefits) against any Employee Plan or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Employee Plan or Multiemployer Plan; (m) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan (or such other Employee Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (n) the imposition on any Loan Party of any material fine, excise tax or penalty with respect to any Employee Plan or Multiemployer Plan resulting from any noncompliance with any Requirements of Law; or (o) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Erroneous Distribution” has the meaning specified therefor in Section 10.16.

“Escrow Account” means the Account (as defined in the Escrow Agreement).

“Escrow Account Direction Notice” has the meaning specified therefor in Section 12.23(b).

“Escrow Agent” means Alter Domus (US) LLC, a Delaware limited liability company, in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement, dated as of May 5, 2021, by and between the Escrow Agent and the Collateral Agent.

“Escrow Event” means the occurrence of any of the following:

(a)            the later of (i) any date on which any prepayment of the Second Amendment Loan is required to be made pursuant to Section 2.05(c)(ii), (c)(iii) or (c)(iv) and (ii) the date on which the Collateral Agent has received an Escrow Account Direction Notice with respect to such prepayment in accordance with Section 12.23(b);

(b)            the date on which the Second Amendment Loan is accelerated in accordance with Section 9.01; or

(c)            the Final Maturity Date.

“Escrow Release” has the meaning specified therefor in the Escrow Agreement.

“Event of Default” has the meaning specified therefor in Section 9.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means any deposit account (a) specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (b) which is a zero balance deposit account, (c) subject to, and used solely in connection with, a Permitted Lien set forth in clauses (d) (but only to the extent such account is used exclusively for cash collateral securing letters of credit that are permitted hereunder), (f), (n) and (t) of the definition of Permitted Liens, (d) constituting a custodian, trust, fiduciary or other escrow account established solely for the benefit of third parties in the ordinary course of business in connection with transactions permitted hereunder and (e) which constitutes a Petty Cash Account.

“Excluded Equity Issuance” means (a) in the event that the Parent or any of its Subsidiaries forms any Subsidiary in accordance with this Agreement, the issuance by such Subsidiary of Equity Interests to the Parent or such Subsidiary, as applicable, (b) the issuance of Equity Interests by the Parent to any Person that is an equity holder of the Parent prior to such issuance (an “Equity Holder”) so long as such Equity Holder did not acquire any Equity Interests of the Parent so as to become an Equity Holder concurrently with, or in contemplation of, the issuance of such Equity Interests to such Equity Holder, (c) the issuance of Equity Interests of the Parent to directors, officers and employees of the Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of the Parent, (d) the issuance of Equity Interests of the Parent in order to finance the purchase consideration (or a portion thereof) in connection with a Permitted Acquisition, and (e) the issuance of Equity Interests by a Subsidiary of the Parent to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) – (d) above.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in ~~the Term~~any Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in ~~the Term~~a Loan or a Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.09(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No.  13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Agent” means Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent under the Existing Credit Facility.

“Existing Credit Facility” means the Revolving Credit and Guaranty Agreement, dated as of August 26, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date of this Agreement), by and among the Borrower, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and the Existing Agent.

“Extraordinary Receipts” means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii) hereof), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance, (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person) and (g) any purchase price adjustment received in connection with any purchase agreement.

“Facility” means the real property identified on Schedule 1.01(B) and any New Facility hereafter acquired by the Parent or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal, tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations thereunder.

“FCPA” has the meaning specified therefor in the definition of Anti-Corruption Laws.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated as of the date hereof, among the Borrower and the Agents.

“Final Maturity Date” means March 31, 2023.

“Financial Statements” means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2019, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the six months ended June 30, 2020, and the related consolidated statement of operations, shareholder’s equity and cash flows for the six months then ended.

“First Amendment” means that certain Amendment No. 1 to Financing Agreement, dated as of November 19, 2020, by and among the Borrower, Parent, the other Loan Parties party thereto, the Lenders party thereto and the Agents.

“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates that is subject to any Requirements of Laws other than, or in addition to, the laws of the United States or any state thereof or the laws of the District of Columbia.

“Fulfilment Centers” means, collectively, the fulfilment centers operated by any Loan Party or any Subsidiary thereof.

“Fully-Diluted Basis” has the meaning specified therefor in the Warrants.

“Funding Losses” has the meaning specified therefor in Section 2.08.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.

“Guarantor” means (a) the Parent and each Subsidiary of the Parent listed as a “Subsidiary Guarantor” on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

“Hazardous Material” means any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, special waste, or solid waste or words of similar import under any Environmental Law or that is otherwise regulated under or for which liability or standards of care are imposed pursuant to any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls; asbestos-containing materials, urea formaldehyde-containing materials radioactive materials and toxic mold.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services to the extent constituting liabilities under GAAP (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was due and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer. For the avoidance of doubt, Build to Suit Obligations shall not constitute Indebtedness.

“Indemnified Matters” has the meaning specified therefor in Section 12.15.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified therefor in Section 12.15.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, rights under copyright licenses, patents, rights under patent licenses, trademarks, rights under trademark licenses and any applications for patents, trademarks and copyrights, domain names, technology, know-how and processes, trade secrets, recipes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Parent and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter or, if agreed to by all Lenders, 6, or 12 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, 6 or 12 months after the date on which the Interest Period began, as applicable, and (e) the Borrower may not elect an Interest Period which will end after the Final Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“Lease” means any lease, sublease or license of, or other agreement granting a possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee.

“Lender” has the meaning specified therefor in the preamble hereto.

“LIBOR” means, with respect to any LIBOR Rate Loan for any Interest Period, the London interbank offered rate as calculated by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) and obtained through a nationally recognized service such as Bloomberg or Reuters (or on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”), or a comparable or successor rate that has been approved by the Administrative Agent, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the LIBOR Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“LIBOR Deadline” has the meaning specified therefor in Section 2.07(a).

“LIBOR Notice” means a written notice substantially in the form of Exhibit D.

“LIBOR Option” has the meaning specified therefor in Section 2.07(a).

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the greater of (a) the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100%) by dividing (i) LIBOR for such Interest Period by (ii) 100% minus the Reserve Percentage and (b) 1.50%. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Loan” means each portion of ~~the Term~~a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Liquidity” means, as of any date of determination, Qualified Cash as of such date.

“Loan” means the Term Loan or the Second Amendment Loan, as the context may require.

“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with ~~the Term Loan~~all Loans made to, and all other Obligations incurred by, the Borrower.

“Loan Document” means this Agreement, the First Amendment, the Second Amendment, any Control Agreement, the Disbursement Letter, the Fee Letter, the Second Amendment Fee Letter, the Warrants, any Guaranty, the Intercompany Subordination Agreement, any Joinder Agreement, any Mortgage, the Security Agreement, any UCC Filing Authorization Letter, the VCOC Management Rights Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing the ~~Term~~any Loan or any other Obligation.

“Loan Party” means any Borrower and any Guarantor.

“Make-Whole Amount” means, as of any date of determination, an amount equal to (i) the difference (which shall not be zero) between (A) the aggregate amount of interest which would have otherwise been payable pursuant to Section 2.04(a) (assuming a LIBOR Rate Loan at the then applicable LIBOR Rate for an Interest Period of 3 months) on the principal amount of the ~~Term Loan~~Loans paid on such date (or in the case of an Applicable Premium Trigger Event specified in clauses (b), (c) or (d) of the definition thereof, the principal amount of the ~~Term Loan~~Loans outstanding on such date) from the date of the occurrence of the Applicable Premium Trigger Event until the first anniversary of the Effective Date minus (B) the aggregate amount of interest the Lenders would earn if the prepaid (or deemed prepayment in the case of an acceleration of the ~~Term Loan~~Loans) or reduced principal amount of the ~~Term Loan~~Loans, in each case, were reinvested for the period from the date of prepayment (or deemed prepayment in the case of an acceleration of the ~~Term Loan~~Loans) or reduction until the first anniversary of the Effective Date at the Treasury Rate, plus (ii) an amount equal to 5.00% times the aggregate principal amount of the ~~Term Loan~~Loans paid on such date. For the avoidance of doubt, in calculating the Make-Whole Amount, any Anniversary Fee or other fees or premiums owing or that may become owing during the calculation period will not be included.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their payment obligations or other material obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies, taken as a whole, of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any material portion of the Collateral.

“Material Contract” means, with respect to any Person, (a) each contract or agreement (other than this Agreement) to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than (i) purchase orders and any master agreements regarding such purchase orders in the ordinary course of the business of such Person or such Subsidiary, (ii) contracts for supply, marketing, technology, software and other ordinary course purchases of goods and services, (iii) contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice (or in the case of contracts with automatic renewal provisions upon less than 60 days’ notice of an auto-renewal date) without penalty or premium and (iv) contracts not material to the operation of the business of such Person or such Subsidiary and in respect of which any termination would not have any effect on the operation of the business of such Person or such Subsidiary) and (b) all other contracts or agreements (other than this Agreement) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness for borrowed money with an aggregate principal amount outstanding in excess of $500,000 (other than any such Indebtedness between or among Loan Parties).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding the six calendar years.

“Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof and (e) in the case of any Disposition, the amount of any reasonable reserves established by such Person in accordance with GAAP against (x) any liabilities under any indemnification obligations associated with such Disposition or (y) any other liabilities retained by such Person of any of its Subsidiaries associated with the properties or assets sold in such Disposition; provided that any release of or reduction in the amount of any such reserves at any time (other than as a result of payments made in respect thereof) shall constitute Net Cash Proceeds under Section 2.05(c)(ii) in the amount of such release or reduction and be applied to the prepayment of the Obligations pursuant to Section 2.05(d) within five (5) Business Days of such release or reduction.

“New Facility” has the meaning specified therefor in Section 7.01(m).

“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums (including the Applicable Premium), attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person. Notwithstanding any of the foregoing, Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in ~~the Term~~any Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Parent” has the meaning specified therefor in the preamble hereto.

“Participant Register” has the meaning specified therefor in Section 12.07(i).

“Payment Office” means the Administrative Agent’s office or account located at 150 East 58th Street, 18th Floor, New York, New York 10155, or at such other office, account or offices or accounts of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pending Cash” means, as of any date of determination, unrestricted cash or Cash Equivalents of the Loan Parties held by Stripe, Inc. or any of its affiliates (and any future additional or successor credit card payment processor engaged by the Loan Parties) that has been processed for, or is in transit for, deposit to a deposit or securities account of the Loan Parties that is subject to a Control Agreement.

“Pension Plan” means an Employee Plan that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates at any time during the preceding six calendar years.

“Perfection Certificate” means a certificate in form and substance satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.

“Permitted Acquisition” means any Acquisition by a Loan Party or any wholly-owned Subsidiary of a Loan Party to the extent that each of the following conditions shall have been satisfied:

(a)            no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b)           to the extent the Purchase Price payable in respect of the proposed Acquisition, together with the Purchase Price payable in respect of all prior Acquisitions excluded from this clause (b), exceeds $2,000,000 in the aggregate during the term of this Agreement, the Borrower shall have furnished to the Agents at least 10 Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve month period immediately prior to such proposed Permitted Acquisition, (iii) a certificate of the chief financial officer of the Parent, setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis immediately after the consummation of such Acquisition, with the financial covenants contained in Section 7.03, and (iv) copies of such other agreements, instruments or other documents as any Agent shall reasonably request;

(c)            the agreements, instruments and other documents referred to in paragraph (c) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(d)            such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Loan Party or a wholly-owned Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;

(e)            Liquidity shall not be less than $30,000,000 immediately after giving effect to the proposed Acquisition;

(f)            the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties’ and their Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto;

(g)            the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States;

(h)            such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any of its Subsidiaries or an Affiliate thereof;

(i)             any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) within thirty (30) days of the date of the consummation of such Acquisition; and

(j)             the Purchase Price payable in respect of all Acquisitions (including the proposed Acquisition) shall not exceed $3,000,000 in the aggregate during the term of this Agreement.

“Permitted Disposition” means:

(a)            sale of Inventory in the ordinary course of business;

(b)           licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;

(c)            leasing or subleasing assets in the ordinary course of business;

(d)           (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;

(e)            any involuntary loss, damage or destruction of property;

(f)            any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g)           so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from the Parent or any of its Subsidiaries (other than the Borrower) to a Loan Party (other than the Parent), (ii) among Loan Parties and (iii) from any Subsidiary of the Parent that is not a Loan Party to any other Subsidiary of the Parent;

(h)           the termination or expiration of any contract in accordance with its terms;

(i)             use or transfer of money or Cash Equivalents in the ordinary course of business and in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(j)             the granting of Permitted Liens and the making of Permitted Investments and Permitted Restricted Payments;

(k)            cancellations of employee notes;

(l)             Disposition of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(m)            the sale or disposition of equipment or other assets, to the extent that such equipment or other assets are exchanged for credit against the purchase price of similar replacement equipment or assets;

(n)            any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(o)           the Disposition of some or all of the Loan Party’s assets located at 2301 Centennial Drive Arlington, TX 76011 for cash in an aggregate amount not less than the fair market value of such assets;

(p)           Disposition of obsolete or worn-out equipment in the ordinary course of business; ~~and~~

(q)           Disposition of property or assets not otherwise permitted in clauses (a) through (p) above for cash in an aggregate amount not less than the fair market value of such property or assets; and

(r)            any conversion of the Warrants into Equity Interests of the Parent in accordance with the terms thereof;

provided that the Net Cash Proceeds of such Dispositions (including the proposed Disposition) (1) in the case of clause (q) above, do not exceed $750,000 in the aggregate in any Fiscal Year and (2) in all cases, are paid to the Administrative Agent for the benefit of the Agents and the Lenders to the extent required by the terms of Section 2.05(c)(ii) or applied as provided in Section 2.05(c)(v).

“Permitted Holder” means Matthew Salzberg.

“Permitted Indebtedness” means:

(a)            any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b)            any other Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c)            Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d)            Permitted Intercompany Investments;

(e)            Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;

(f)            Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g)            the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;

(h)            Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(i)            contingent liabilities arising from agreements permitted hereunder in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party;

(j)             [reserved];

(k)            Indebtedness consisting of incentive, non-compete, consulting, deferred compensation or other similar arrangements entered into in the ordinary course of business with an officer or employee of any Loan Party or its Subsidiaries;

(l)             Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(m)           guarantees by the Parent of Indebtedness of a Subsidiary or Guarantees by a Subsidiary of Indebtedness of the Parent or any Subsidiary with respect, in each case, to Indebtedness otherwise constituting Permitted Indebtedness hereunder; provided, that (i) if the Indebtedness that is being guaranteed is unsecured and/or subordinated to the Obligations, the guarantee shall also be unsecured and/or subordinated to the Obligations and (ii) such guarantees shall be a Permitted Intercompany Investment;

(n)            Indebtedness in respect of letters of credit, bank guarantees or similar instruments in an aggregate amount not to exceed $500,000 at any time outstanding; and

(o)            other Indebtedness (other than Indebtedness for borrowed money) in an aggregate principal amount outstanding at any one time not exceeding $1,000,000.

“Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party (other than the Parent), (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement, and (d) a Loan Party to or in a Subsidiary that is not a Loan Party so long as (i) the aggregate amount of all such Investments made by the Loan Parties to or in Subsidiaries that are not Loan Parties does not exceed $250,000 at any time outstanding and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment.

“Permitted Investments” means:

(a)            Investments in cash and Cash Equivalents;

(b)            Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)            advances made in connection with purchases of goods or services in the ordinary course of business;

(d)            Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e)            Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f)             Permitted Intercompany Investments;

(g)            Permitted Acquisitions;

(h)            payroll, travel and similar advances to directors and employees of any Loan Party or any of its Subsidiaries in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $500,000;

(i)             loans or advances to directors and employees of any Loan Party or any of its Subsidiaries made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $500,000;

(j)             (i) in the event that any Loan Party or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, Investments consisting of the Equity Interests issued by such Person to such Loan Party or such Subsidiary; and (ii) Investments consisting of any additional Equity Interests issued by a wholly-owned subsidiary of a Person to such Person;

(k)            non-cash loans to employees, officers or directors relating to the purchase of Equity Interests of the Parent pursuant to employee stock purchase plans or agreements not to exceed $250,000 outstanding at any time;

(l)             Investments consisting of guarantees or other contingent obligations permitted under Section 7.02(b); and

(m)           so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $750,000 at any time outstanding.

“Permitted Liens” means:

(a)            Liens securing the Obligations;

(b)            Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);

(c)            Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d)            Liens described on Schedule 7.02(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(e)            purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;

(f)            deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g)            with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h)            Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i)             the title and interest of (i) a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease) extending only to such personal property, or (ii) a licensor or sublicensor in or to the property subject to any license or sublicense or concession agreement permitted by this Agreement extending only to such property;

(j)             (i) non-exclusive licenses or sublicenses of Intellectual Property rights and leases or subleases granted in the ordinary course of business and (ii) licenses of Intellectual Property that are exclusive as to territory only as to discreet geographical areas outside of the United States or inside the United States so long as the license is for an application outside the Loan Parties’ then-current scope of business, in each case, that could not result in a legal transfer of title of the licensed property and that are granted to others in the ordinary course of business and not interfering in any material respect with the business of the Loan Parties or any of their respective Subsidiaries;

(k)            judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

(l)             rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m)           Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(n)            Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(o)            Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of Permitted Refinancing Indebtedness;

(p)            UCC financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases;

(q)            in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(r)             Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Parent or any of its Subsidiaries in the ordinary course of business;

(s)            Liens consisting of customer credit card payments held by merchant credit card processing and similar services in the ordinary course of business prior to such payments being disbursed to a Loan Party;

(t)            Liens on cash pledged to secure obligations in respect of letters of credit or bankers’ acceptances not exceeding $500,000 at any time outstanding;

(u)            Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

(v)            Liens on goods in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of such goods;

(w)           Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(x)            Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents; and

(y)            other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1,000,000.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien on such fixed asset; provided that (a) such Indebtedness is incurred within 60 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed plus expenses incurred in connection therewith and (c) the aggregate principal amount of all such Indebtedness shall not exceed $1,500,000 at any time outstanding.

“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

(a)            after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);

(b)            such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;

(c)            such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and

(d)            the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Permitted Restricted Payments” means any of the following Restricted Payments made by:

(a)            any Loan Party to another Loan Party;

(b)            any Subsidiary of the Borrower to the Borrower (and any necessary Restricted Payments to another Subsidiary in order to ultimately make such Restricted Payment to the Borrower);

(c)            the Parent and any of its Subsidiaries to pay dividends or make other distributions in the form of common Equity Interests;

(d)            the Parent may (i) repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, (ii) make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Parent in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Parent and (iii) “net exercise” or “net share settle” warrants or options; provided that the aggregate principal amount of all such Restricted Payments permitted by this clause (d) shall not exceed $500,000; and

(e)            the Parent to make Restricted Payments not otherwise permitted by the foregoing provisions, so long as no Default or Event of Default shall have occurred and be continuing or be caused thereby, in an aggregate amount not to exceed $500,000.

“Permitted Specified Liens” means Permitted Liens described in clauses (a), (b) and (c) of the definition of Permitted Liens, and, solely in the case of Section 7.01(b)(i), including clauses (g), (h) and (i) of the definition of Permitted Liens.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Petty Cash Accounts” means Cash Management Accounts with deposits at any time in an aggregate amount not in excess of $10,000 for any one account and $50,000 in the aggregate for all such accounts.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.0%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for ~~the Term~~any Loan then outstanding prior to an Event of Default plus 2.0%.

“Pro Rata Share” means, with respect to:

(a)            a Lender’s obligation to make the Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan, ~~and~~

(b)            a Lender’s obligation to make the Second Amendment Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Second Amendment Loan Commitment, by (ii) the Total Second Amendment Loan Commitment, provided that if the Total Second Amendment Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Second Amendment Loan and the denominator shall be the aggregate unpaid principal amount of the Second Amendment Loan, and

(c)            ~~(b)~~ all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s portion of the Term Loan and the Second Amendment Loan and (ii) the aggregate unpaid principal amount of the Term Loan and the Second Amendment Loan.

“Projections” means financial projections of the Parent and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(v).

“Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition.

“Qualified Cash” means, as of any date of determination, the aggregate amount of (i) cash proceeds of the Second Amendment Loan maintained in the Escrow Account and (ii) Pending Cash and unrestricted cash and Cash Equivalents of the Loan Parties maintained in deposit or securities accounts in the name of a Loan Party in the United States as of such date, which deposit or securities accounts are subject to Control Agreements~~, or, in the case of the Cash Management Accounts listed in clause (a) of Schedule 5.02, will be subject to a Control Agreement following the Effective Date in accordance with clause (a) of Schedule 5.02; provided that, if any such Cash Management Account is not subject to a Control Agreement within the time period set forth in clause (a) of Schedule 5.02, then the unrestricted cash and Cash Equivalents maintained in such Cash Management Account shall be excluded from the calculation of Qualified Cash until such time as such Cash Management Account is subject to a Control Agreement.~~ ; provided that to the extent that any Pending Cash is not deposited in such a deposit or securities account within four (4) Business Days following such date of determination, such Pending Cash not so deposited as of the end of such four (4) Business Day period shall be retroactively excluded in the calculation of Qualified Cash as of such date of determination (it being understood for the avoidance of doubt that (a) until the earlier of (x) May 15, 2022 and (y) the date on which the Second Amendment Loan and all accrued and unpaid interest thereon is repaid in full, if Qualified Cash as of such date of determination is less than $15,000,000 as a result of such subsequent exclusion, then for the purposes of Section 7.03(a) of the Financing Agreement, Liquidity as of such date of determination shall be deemed to be less than $15,000,000, and (b) thereafter, if Qualified Cash as of such date of determination is less than $20,000,000 as a result of such subsequent exclusion, then for the purposes of Section 7.03(a) of the Financing Agreement, Liquidity as of such date of determination shall be deemed to be less than $20,000,000).

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Facility owned in fee, each in form and substance reasonably satisfactory to the Collateral Agent:

(a)            a Mortgage duly executed by the applicable Loan Party,

(b)            evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c)            a Title Insurance Policy with respect to each Mortgage;

(d)            a current ALTA survey and a surveyor’s certificate, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and reasonably satisfactory to the Collateral Agent;

(e)            [reserved];

(f)             a zoning report issued by a provider reasonably satisfactory to the Collateral Agent or a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility’s compliance with all applicable Requirements of Law, together with a copy of all certificates of occupancy issued with respect to each Facility;

(g)            an opinion of counsel, satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request;

(h)            an ASTM 1527-13 Phase I Environmental Site Assessment (and if reasonably requested by the Collateral Agent based upon the results of such Phase I, a Phase II Environmental Site Assessment), by an independent firm reasonably satisfactory to the Collateral Agent; and

(i)             such other agreements, instruments, appraisals and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.

“Recipient” means any Agent and any Lender, as applicable.

“Reference Rate” means, for any period, the greatest of (a) 2.50% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Reference Rate Loan” means each portion of ~~the Term~~a Loan that bears interest at a rate determined by reference to the Reference Rate.

“Register” has the meaning specified therefor in Section 12.07(f).

“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.

“Registered Loan” has the meaning specified therefor in Section 12.07(f).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the direct and indirect equityholders, partners, directors, officers, employees, agents, consultants, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Remedial Action” means any action (a) to correct or address any actual, alleged or threatened non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the presence, Release or threatened Release of any Hazardous Material (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).

“Replacement Rate” has the meaning specified therefor in Section 2.07(g).

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (b) of the definition thereof) aggregate at least 50.1%.

“Required Prepayment Date” shall have the meaning assigned to such term in Section 2.05(g).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party.

“Sale and Leaseback Transaction” means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Parent or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Germany, Canada or Australia, (b) a Person that resides in, is organized in or located in, or has a place of business in, a country or territory named on any list referred to in clause (a) of this definition or a country or territory that is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through any such jurisdiction (each of the foregoing in this clause (b), a “Sanction Target”), or a Person that owns 50% or more of the Equity Interests of, or is otherwise controlled by, or is acting on behalf of, one or more Sanction Targets, (c) any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person owned or controlled by any Person or Persons described in clause (a) or (b).

“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, Her Majesty’s Treasury of the United Kingdom, Germany, Canada or Australia.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Second Amendment” means that certain Amendment No. 2 to Financing Agreement, dated as of May 5, 2021, by and among the Borrower, Parent, the other Loan Parties party thereto, the Lenders party thereto and the Agents.

“Second Amendment Effective Date” means May 6, 2021.

“Second Amendment Lender” means a Lender with a Second Amendment Loan Commitment or a Second Amendment Loan.

“Second Amendment Loan” means, collectively, the loans made by the Lenders to the Borrower on the Second Amendment Effective Date pursuant to Section 2.01(c).

“Second Amendment Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make the Second Amendment Loan to the Borrower on the Second Amendment Effective Date pursuant to Section 2.01(c) in the amount set forth opposite such Lender’s name in Schedule 1.01(AA) hereto under the heading “Second Amendment Loan Commitment” or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement.

“Secured Party” means any Agent and any Lender.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 12.07(l).

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Seller” means any Person that sells Equity Interests or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Subscription Count” means the number of all active customers on Borrower’s customer account list, as such list is maintained from time to time in all material respects with how it is maintained on the Effective Date.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the first date on which all of the Obligations are paid in full in cash.

“Term Loan” means, collectively, the loans made by the Lenders to the Borrower on the Effective Date pursuant to Section 2.01(a). The Term Loan was made on the Effective Date in the aggregate principal amount of $35,000,000.

“Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make the Term Loan to the Borrower on the Effective Date pursuant to Section 2.01(a) in the amount set forth opposite such Lender’s name in Schedule 1.01(A) hereto under the heading “Term Loan Commitment” or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement.

“Term Loan Lender” means a Lender with a Term Loan Commitment or a Term Loan.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements satisfactory to the Collateral Agent, delivered to the Collateral Agent.

“Total Commitment” means the sum of the Total Term Loan Commitment and the Total Second Amendment Loan Commitment.

“Total Second Amendment Loan Commitment” means the sum of the amounts of the Lenders’ Second Amendment Loan Commitments.

“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.

“Treasury Rate” means, with respect to any prepayment, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date 3 Business Days prior to the date of such prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities most nearly equal to the period from the date of such prepayment, repayment or date of required repayment to and including the first anniversary of the Effective Date.

“UCC Filing Authorization Letter” means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement.

“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.04.

“Upfront Fee” has the meaning specified therefor in the Second Amendment Fee Letter.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“VCOC Management Rights Agreement” has the meaning specified therefor in Section 5.01(d)(viii).

“Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.05(g).

“WARN” has the meaning specified therefor in Section 6.01(p).

“Warrants” has the meaning specified therefor in Section 7.01(q).

“Withholding Agent” means any Loan Party and the Administrative Agent.

Section 1.02     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03     Certain Matters of Construction. References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.04     Accounting and Other Terms.

(a)            Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01 and Section 7.02, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied, (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied. The treatment of a transaction as a sale-leaseback as a result of the application of “build to suit” accounting in accordance with GAAP shall not, in and of itself, constitute a Disposition for purposes of this Agreement.

(b)            All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.05     Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.

Article II
THE ~~TERM LOAN~~LOANS

Section 2.01     Commitments.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Term Loan Lender made the Term Loan to the Borrower on the Effective Date, in an aggregate principal amount equal to such Lender’s Commitment.

(b)            The aggregate principal amount of the Term Loan made on the Effective Date equaled the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

(c)            Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the Second Amendment, each Second Amendment Lender severally agrees to make the ~~Term~~Second Amendment Loan to the Borrower on the Second Amendment Effective Date, in an aggregate principal amount not to exceed the amount of such Lender’s Second Amendment Loan Commitment.

(d)            ~~(b)~~ Notwithstanding the foregoing, the aggregate principal amount of the ~~Term~~Second Amendment Loan made on the Second Amendment Effective Date (prior to giving effect to the capitalization of the Upfront Fee pursuant to the Second Amendment Fee Letter) shall not exceed the Total Second Amendment Loan Commitment (it being understood and agreed that immediately after giving effect to the funding of the Second Amendment Loan on the Second Amendment Effective Date and the capitalization of the Upfront Fee pursuant to the Second Amendment Fee Letter, the outstanding principal amount of the Second Amendment Loan (and each Lender’s portion thereof) is as set forth on Exhibit A to the Second Amendment Fee Letter). Any principal amount of the ~~Term~~Second Amendment Loan which is repaid or prepaid may not be reborrowed.

(e)            Moreover, the Borrower and the Lenders acknowledge and agree that the Second Amendment Loan and the Warrants comprise an “investment unit” within the meaning of Treasury Regulations Section 1.1273-2(h), and that the fair market value of the Warrants is based upon a fair market value per share of the Class A Common Stock of the Parent calculated as the average of the daily volume weighted average for the ten consecutive trading days immediately prior to the date of issuance of such Warrants or, in the case no such sale takes place on any such day, the average of the reported closing bid and asked prices regular way of the shares of such Class A Common Stock on such day, in each case as quoted on the New York Stock Exchange, as reported by Bloomberg, or such other principal securities exchange or inter-dealer quotation system, in each case, on which the shares of such Class A Common Stock are then traded.  The issue price of the Second Amendment Loan will be treated as (a) the principal amount of the Second Amendment Loan funded by the Second Amendment Lenders on the Second Amendment Effective Date, minus (b) the Upfront Fee and (c) the fair market value of the Warrants, and the difference between the principal amount of the Second Amendment Loan funded by the Second Amendment Lenders on the Second Amendment Effective Date and such issue price shall be treated as original issue discount for federal, state and local income tax purposes.

Section 2.02     Making the ~~Term Loan~~Loans. (a) The Borrower shall give the Administrative Agent prior written notice in substantially the form of Exhibit C hereto (a “Notice of Borrowing”), not later than (x) in the case of the Term Loan, 12:00 noon (New York City time) on the date which is three (3) Business Days prior to the Effective Date (or such shorter period as the Administrative Agent is willing to accommodate) and (y) in the case of the Second Amendment Loan, 12:00 noon (New York City time) one (1) Business Day prior to the Second Amendment Effective Date. Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed ~~Term~~ Loan, (ii) whether the ~~Term~~ Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (iii) the proposed borrowing date, which must be a Business Day and must be the Effective Date, and (iv) the Borrower’s wire instructions. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). The Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request the ~~Term~~ Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b)            Any Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith.

(c)            ~~The Term Loan~~All Loans shall be made by the Lenders simultaneously and proportionately to their Pro Rata Share of the Total Term Loan Commitment or the Total Second Amendment Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make ~~the Term~~a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make ~~the Term~~a Loan requested hereunder, and each Lender shall be obligated to make ~~the Term~~a Loan required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

(d)            Each applicable Lender shall make available to the Administrative Agent in immediately available funds, in Dollars, all amounts such Lender is required to fund to the Borrower by 12:00 noon (New York City time) on the Effective Date, and, following receipt of all requested funds in an account designated by the Administrative Agent, the Administrative Agent will make available to the Borrower in immediately available funds, in Dollars, the aggregate of the amounts so made available, by remitting such aggregate amount as directed by the Borrower in writing.

Section 2.03     Repayment of ~~Term Loan~~Loans; Evidence of Debt. (a) The outstanding principal amount of the Term Loan shall be repayable on the following dates and in the following amounts set forth opposite such dates:

Date	Amount
December 31, 2020	$875,000
March 31, 2021	$875,000
June 30, 2021	$875,000
September 30, 2021	$875,000
December 31, 2021	$875,000
March 31, 2022	$875,000
June 30, 2022	$875,000
September 30, 2022	$875,000
December 31, 2022	$875,000
Final Maturity Date	The remaining unpaid principal amount of the Term Loan

; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the Final Maturity Date and (ii) the date on which the Term Loan is declared due and payable pursuant to the terms of this Agreement.

(b)            The outstanding principal of the Second Amendment Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the Final Maturity Date and (ii) on the date on which the Second Amendment Loan is declared due and payable pursuant to the terms of this Agreement.

(c)            ~~(b)~~ Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from ~~the Term~~each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)            ~~(c)~~ The Administrative Agent shall maintain accounts in which it shall record (i) the amount of ~~the Term~~each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)            ~~(d)~~ The entries made in the accounts maintained pursuant to ~~Section 2.03(b) or Section 2.03(c)~~Section 2.03(c) or Section 2.03(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the ~~Term Loan~~Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to ~~Section 2.03(b)~~Section 2.03(c) and the accounts maintained pursuant to ~~Section 2.03(c)~~Section 2.03(d), the accounts maintained pursuant to ~~Section 2.03(c)~~ Section 2.03(d) shall govern and control.

(f)            ~~(e)~~ Any Lender may request that the portion of the ~~Term Loan~~Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit F. Thereafter, the portion of the ~~Term Loan~~Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.04     Interest.

(a)            ~~Term~~ Loan. Subject to the terms of this Agreement, at the option of the Borrower, ~~the Term~~any Loan or any portion thereof shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each portion of ~~the Term~~a Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of ~~the Term~~such Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each portion of ~~the Term~~such Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of ~~the Term~~such Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for ~~the Term~~such Loan (or such portion thereof) plus the Applicable Margin.

(b)          Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, ~~the Term Loan~~all Loans, fees, indemnities, or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(c)           Interest Payment. Interest on ~~the Term Loan~~all Loans shall be payable (i) in the case of a Reference Rate Loan, monthly, in arrears, on the last Business Day of each month, commencing on the last Business Day of the month following the month in which such Reference Rate Loan is made, (ii) in the case of a LIBOR Rate Loan, on the last day of each Interest Period applicable to such LIBOR Rate Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period, and (iii) at maturity (whether upon demand, by acceleration or otherwise). Notwithstanding any other provision hereof, any interest payable hereunder shall be without duplication of any Make-Whole Amount payable hereunder to the extent that any such Make-Whole Amount is calculated to include the amount of such interest. Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

(d)           General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

Section 2.05          Termination of Commitment; Prepayment of ~~Term Loan~~Loans.

(a)            Termination of Commitment.

(i)           Term Loan. The Term Loan Commitment shall terminate on the Effective Date (after giving effect to the making of the Term Loan on such date).

(ii)          ~~(a) Termination of Commitment. The~~Second Amendment Loan. The Second Amendment Loan Commitment shall terminate on the Second Amendment Effective Date (after giving effect to the making of the ~~Term~~Second Amendment Loan on such date).

(b)           Optional Prepayment.

(i)           ~~Term Loan~~Loans. The Borrower may, at any time and from time to time, upon at least five (5)  Business Days’ prior written notice to the Administrative Agent, prepay (x) the principal of the Term Loan, in whole or in part, and (y) the principal of the Second Amendment Loan, in whole and not in part and only if all principal of the Term Loan is simultaneously or previously repaid in whole. Each prepayment made pursuant to this Section 2.05(b)(i) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium, if any, payable in connection with such prepayment of such Loans. Each prepayment of the Term Loan~~. Each such prepayment~~ shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity.

(ii)          Termination of Agreement. The Borrower may, upon at least five (5) Business Days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement. If the Borrower has sent a notice of termination pursuant to this Section 2.05(b)(ii), then the Lenders’ obligations to extend credit hereunder shall terminate and the Borrower shall be obligated to repay the Obligations in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice; provided that notwithstanding the foregoing any notice of voluntary prepayment in Section 2.05(b)(i) or notice of termination in this Section 2.05(b)(ii) may be conditional upon the closing of a Change of Control or a refinancing of the Obligations.

(c)           Mandatory Prepayment.

(i)            [Reserved].

(ii)           No later than five (5) Business Days following receipt by any Loan Party of Net Cash Proceeds from any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a) through (p) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the ~~Term Loan~~Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the ~~Term Loan~~Loans) shall exceed for all such Dispositions $250,000 in any Fiscal Year. Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

(iii)          (A) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the outstanding amount of the ~~Term Loan~~Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith and (B) no later than five (5) Business Days following receipt by any Loan Party of Net Cash Proceeds from any Equity Issuance (other than any Excluded Equity Issuances) by any Loan Party or any of its Subsidiaries, the Borrower shall prepay (i) until such time as the Second Amendment Loan and any accrued and unpaid interest thereon has been repaid in full, the outstanding amount of the Second Amendment Loan in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith, and (ii) thereafter, the outstanding amount of the Term Loan in accordance with Section 2.05(d) in an amount equal to 50% of the Net Cash Proceeds received by such Person in connection therewith; provided that, until the earlier of (a) the date on which the aggregate amount of Net Cash Proceeds received by the Loan Parties and their Subsidiaries after the Second Amendment Effective Date from one or more Equity Issuances (other than any Excluded Equity Issuances) exceeds $30,000,000 (after deducting the aggregate amount of Net Cash Proceeds applied by the Loan Parties to repay the Second Amendment Loan pursuant to clause (B)(i) of this sentence) and (b) the date that is sixty (60) days after the Second Amendment Effective Date, no prepayment of the Term Loan shall be required pursuant to clause (B)(ii) of this sentence. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(iv)         No later than five (5) Business Days following receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal of the ~~Term Loan~~Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the ~~Term Loan~~Loans) shall exceed for all such Extraordinary Receipts $250,000 in any Fiscal Year.

(v)          Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(ii) or Section 2.05(c)(iv), as the case may be, up to $250,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and Extraordinary Receipts shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to replace, repair or restore properties or assets (other than current assets) used in such Person’s business, provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Borrower delivers a certificate to the Administrative Agent within 7 days after receipt of the Net Cash Proceeds of such Disposition or loss, destruction or taking, as the case may be, stating that such Net Cash Proceeds shall be used to replace, repair or restore properties or assets used in such Person’s business within a period specified in such certificate not to exceed 90 days after the date of receipt of such Net Cash Proceeds (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended), (C) such Net Cash Proceeds are deposited in an account subject to a Control Agreement, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(ii) or Section 2.05(c)(iv) as applicable.

(d)          Application of Payments. Each prepayment pursuant to subsections (c)(~~i~~ii), (c)(iii)(A) and (c)(iv) above shall be applied, as between the Second Amendment Loan and the Term Loan, on a pro rata basis based on the respective principal amounts outstanding thereunder. Each prepayment pursuant to subsection (c)(iii)(B) above shall be applied (x) first, to the Second Amendment Loan and any accrued and unpaid interest thereon until it has been repaid in full, and (y) thereafter to the outstanding amount of the Term Loan. Each prepayment of the Term Loan pursuant to subsections (c)(ii), (c)(iii) and (c)(iv) above shall be treated as amortization payments and shall be deemed to be applied against the next two quarters of amortization payments owing pursuant to the first sentence of Section 2.03(a), with any remaining amounts to be applied against installments of principal due on the Term Loan in the inverse order of maturity. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).

(e)           Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.08, (iii) the Applicable Premium, if any, payable in connection with such prepayment of the ~~Term Loan~~Loans to the extent required under Section 2.06(b) and (iv) if such prepayment would reduce the amount of the outstanding ~~Term Loan~~Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

(f)           Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

(g)          Waivable Mandatory Prepayments. Anything contained herein to the contrary notwithstanding, in the event that the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loan pursuant to Section 2.05(c), not less than 2 Business Day prior to the date on which the Borrower is required to make such Waivable Mandatory Prepayment (the “Required Prepayment Date”), the Borrower shall notify the Administrative Agent in writing of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before 12:00 noon (New York City time) one Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before 12:00 noon (New York City time) one Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the portion of the Term Loan of such Lenders (which prepayment shall be applied to prepay the outstanding principal amount of the Obligations in accordance with Section 2.05(d)) and (ii) to the extent of any excess, to the Borrower for working capital and general corporate purposes.

Section 2.06           Fees.

(a)            Anniversary Fee. From and after the Effective Date and until the Termination Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Share, a non-refundable anniversary fee (the “Anniversary Fee”) equal to 1.00% of the average daily principal amount of the Term Loan outstanding during the previous 12 months, which shall be deemed fully earned when paid and which shall be payable on each anniversary of the Effective Date.

(b)           Applicable Premium.

(i)           Upon the occurrence of an Applicable Premium Trigger Event, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Share, the Applicable Premium. For the avoidance of doubt, only one Applicable Premium shall be payable for each dollar of the ~~Term Loan~~Loans prepaid or outstanding, as applicable, based on the date of the first occurring Applicable Premium Trigger Event.

(ii)          Any Applicable Premium payable in accordance with this Section 2.06(b) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(iii)         The Loan Parties expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Term Loan, and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.

(iv)         Nothing contained in this Section 2.06(b) shall permit any prepayment of the ~~Term Loan~~Loans not otherwise permitted by the terms of this Agreement or any other Loan Document.

(c)           Audit and Collateral Monitoring Fees. The Borrower acknowledges that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties at any time and from time to time. The Borrower agrees to pay (i) $1,500 per day per examiner plus the examiner’s reasonable and documented out-of-pocket costs and expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations and (ii) the cost of all visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by a third party on behalf of the Agents.

(d)           Fee Letter. As and when due and payable under the terms of the Fee Letter, the Borrower shall pay the fees set forth in the Fee Letter.

Section 2.07           LIBOR Option.

(a)           The Borrower may, at any time and from time to time, so long as no Default or Event of Default has occurred and is continuing, elect to have interest on all or a portion of the ~~Term Loan~~Loans be converted to, or continued at (as applicable), a rate of interest based upon the LIBOR Rate (the “LIBOR Option”) by notifying the Administrative Agent prior to 11:00 a.m.  (New York City time) at least 3 Business Days prior to (i) in the case of the conversion of a Reference Rate Loan to a LIBOR Rate Loan, the commencement of the proposed Interest Period and (ii) in the case of the continuation of a LIBOR Rate Loan as a LIBOR Rate Loan, the last day of the then current Interest Period (the “LIBOR Deadline”). Notice of the Borrower’s election of the LIBOR Option for a permitted portion of the ~~Term Loan~~Loans and an Interest Period pursuant to this Section 2.07(a) shall be made by delivery to the Administrative Agent of a LIBOR Notice prior to the LIBOR Deadline. Promptly upon its receipt of each such LIBOR Notice, the Administrative Agent shall provide a copy thereof to each of the Lenders. Each LIBOR Notice shall be irrevocable and binding on the Borrower. If the Borrower fails to timely delivery a LIBOR Notice, then the ~~Term~~applicable Loan (or the applicable portion thereof) shall be a Reference Rate Loan. If the Borrower timely requests a conversion to, or continuation of a LIBOR Rate Loan in such LIBOR Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Interest on LIBOR Rate Loans shall be payable in accordance with Section 2.04(c). On the last day of each applicable Interest Period, unless the Borrower has properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or an Event of Default has occurred and is continuing, the Borrower no longer shall have the option to request that any portion of ~~the Term~~a Loan bear interest at the LIBOR Rate and the Administrative Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder on the last day of the then current Interest Period.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Borrower (i) shall have not more than three LIBOR Rate Loans in effect at any given time, and (ii) only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

(d)          The Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.05(c) or any application of payments or proceeds of Collateral in accordance with Section 4.03 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrower shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08.

(e)           Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Article II shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

(f)            Unless and until a Replacement Rate is implemented in accordance with clause (g) below, if prior to the commencement of any Interest Period for any LIBOR Rate Loan,

(i)            the Administrative Agent shall have determined that either Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan, or adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, including, without limitation, because the Administrative Agent determines that either inadequate or insufficient quotations of the London interbank offered rate exist or the use of “LIBOR” has been discontinued (any determination of Administrative Agent to be conclusive and binding absent manifest error), or

(ii)           the Administrative Agent shall have received notice from the Required Lenders that LIBOR does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their LIBOR Rate Loans for such Interest Period, then the Administrative Agent shall give written notice to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) the obligations of the Lenders to make LIBOR Rate Loans, or to continue or convert all or any portion of the outstanding ~~Term~~ Loan as or into LIBOR Rate Loans, shall be suspended and (B) all or any portion of the ~~Term~~ Loan so affected shall be converted into a Reference Rate Loan on the last day of the then current Interest Period applicable thereto.

(g)            Notwithstanding anything to the contrary contained herein, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances described in Section 2.07(f)(i) or (f)(ii) have arisen and such circumstances are unlikely to be temporary, (ii) syndicated loans currently being executed, or that include language similar to that contained in Section 2.07(f), are being executed or amended (as applicable), to incorporate or adopt a new benchmark interest rate to replace LIBOR or (iii) the supervisor for the administrator of LIBOR or a Governmental Authority has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then the Administrative Agent, in consultation with the Borrower, shall endeavor to establish an alternate index rate (the “Replacement Rate”) that gives due consideration to the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time, in which case the Replacement Rate shall, subject to the following provisions of this Section 2.07(g), replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 2.07(f)(i), (f)(ii), (g)(i), (g)(ii) or (g)(iii) occurs with respect to the Replacement Rate or (B) the Required Lenders through the Administrative Agent notify the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of making, funding or maintaining ~~the Term~~any Loan bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.07(g). Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any Lender so long as the Administrative Agent shall not have received, within five (5) Business Days after the date notice such amendment is provided to the Lenders, a written notice from Required Lenders stating that they object to such amendment (which amendment shall not be effective prior to the end of such five (5) Business Day notice period). To the extent the Replacement Rate is adopted as contemplated hereby, the Replacement Rate shall be applied in a manner consistent with prevailing market convention; provided that, to the extent no prevailing market convention exists or such prevailing market convention is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower. If the Administrative Agent makes a determination described in clause (i), (ii) or (iii) above, until a Replacement Rate has been determined and an amendment with respect thereto has become effective in accordance with the terms and conditions of this paragraph, (x) any notice from a Borrower that requests the conversion of any Reference Rate Loan to, or continuation of any LIBOR Rate Loan as, a LIBOR Rate Loan shall be ineffective, and (y) if any notice of borrowing requests a LIBOR Rate Loan, such requested LIBOR Rate Loan shall be made as a Reference Rate Loan. Notwithstanding anything contained herein to the contrary, if such Replacement Rate as determined in this paragraph is determined to be less than 1.50% per annum, such rate shall be deemed to be 1.50% per annum for the purposes of this Agreement.

Section 2.08           Funding Losses. In connection with each LIBOR Rate Loan, the Borrower shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.05(c)), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any Notice of Borrowing or LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error.

Section 2.09         Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall make such deduction or withholding, (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount necessary such that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.09) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party. Each Loan Party shall deliver to each Secured Party official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c)            The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.09) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of another Secured Party shall be conclusive absent manifest error.

(d)      (i)      Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing,

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.09(d)-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-2 or Exhibit 2.09(d)-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent in writing of its legal inability to do so.

(e)            Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid, or additional amounts paid, over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)            The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement and the payment of the ~~Term Loan~~Loans and all other amounts payable hereunder.

Section 2.10         Increased Costs and Reduced Return. (a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, to any Taxes (other than (A) Indemnified Taxes, and (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against the ~~Term~~any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition (other than Taxes) regarding this Agreement or ~~the Term~~any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making ~~the Term~~any Loan, or agreeing to make ~~the Term~~any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrower shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.

(b)            If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of ~~the Term Loan~~any Loans made or maintained, such Secured Party’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party’s or such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of ~~the Term Loan~~any Loans made or maintained, or any agreement to make ~~the Term Loan~~Loans, or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrower shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital.

(c)            All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d)            Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)            The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the ~~Term Loan~~Loans and all other amounts payable hereunder.

Section 2.11         Changes in Law; Impracticability or Illegality.

(a)            The LIBOR Rate may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs (other than Taxes) to such Lender of maintaining or obtaining any eurodollar deposits or increased costs (other than Taxes) due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give the Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (ii) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.09).

(b)            In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Borrower and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Reference Rate Loans of the same type hereunder, and (ii) the Borrower shall not be entitled to elect the LIBOR Option (including in any borrowing, conversion or continuation then being requested) until such Lender determines that it would no longer be unlawful or impractical to do so.

(c)            The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the ~~Term Loan~~Loans and all other amounts payable hereunder.

Article III

INTENTIONALLY OMITTED

Article IV

APPLICATION OF PAYMENTS

Section 4.01         Payments; Computations and Statements. The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day may in the Administrative Agent’s discretion be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Share and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing. Any amount charged to the Loan Account of the Borrower shall be deemed Obligations. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

Section 4.02         Sharing of Payments. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including any payment of an amendment, consent or waiver fee to consenting Lenders pursuant to an effective amendment, consent or waiver with respect to this Agreement), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of ~~the Term Loan~~any Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 4.03         Apportionment of Payments. Subject to Section 2.02 hereof:

(a)            All payments of principal and interest in respect of the outstanding ~~Term Loan~~Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Share or otherwise as provided herein or, in respect of payments not made on account of the ~~Term Loan,~~Loans as designated by the Person making payment when the payment is made.

(b)            After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all payments in respect of any Obligations, including without limitation, all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (iii) third, ratably to pay principal of the ~~Term Loan~~Loans until paid in full; (iv) fourth, ratably to pay the Obligations in respect of any Applicable Premium then due and payable to the Lenders until paid in full; and (v) fifth, to the ratable payment of all other Obligations then due and payable.

(c)            For purposes of Section 4.03(b) (other than clause (v) thereof), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause (v), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(d)            In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 4.03 shall control and govern.

Article V

CONDITIONS TO TERM LOAN

Section 5.01         Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a)            Payment of Fees, Etc. The Borrower shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

(b)            [Reserved].

(c)            Legality. The making of the Term Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(d)            Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:

(i)            the Security Agreement, together with the original stock certificates representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(ii)           evidence satisfactory to the Collateral Agent of the filing of appropriate financing statements on Form UCC 1 in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

(iii)          the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent);

(iv)         a Perfection Certificate;

(v)          the Disbursement Letter;

(vi)         the Fee Letter;

(vii)        the Intercompany Subordination Agreement;

(viii)       the management rights letter, dated as of the date hereof, among the Loan Parties and the Agents, as amended, amended and restated, supplemented or otherwise modified from time to time (the “VCOC Management Rights Agreement”);

(ix)          a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, and (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, LIBOR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

(x)           a certificate of the chief financial officer of the Parent (A) setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis immediately after giving effect to the funding of the Term Loan, with the condition contained in Section 5.01(f) and the financial covenant contained in Section 7.03(b) and (B) certifying as to the compliance with the representations and warranties set forth in Section 5.01(p), Section 6.01(g)(i) and Section 6.01(aa)(ii);

(xi)          a certificate of the chief financial officer of each Loan Party, certifying as to the solvency of such Loan Party (after giving effect to the funding of the Term Loan made on the Effective Date);

(xii)            [reserved];

(xiii)        a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of such Loan Party in such jurisdictions;

(xiv)        an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request;

(xv)        evidence of the insurance coverage required by Section 7.01 and the terms of the Security Agreement and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, together with evidence that such insurance policies are in full force and effect;

(xvi)        [reserved];

(xvii)       evidence of the payment in full of all Indebtedness under the Existing Credit Facility, together with (A) a termination and release agreement with respect to the Existing Credit Facility and all related documents, duly executed by the Loan Parties and the Existing Agent, (B) a termination of security interest in Intellectual Property for each assignment for security recorded in favor of the Existing Agent at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Loan Parties, and (C) UCC 3 termination statements for all UCC-1 financing statements filed by or on behalf of the Existing Agent and covering any portion of the Collateral;

(xviii)      all Control Agreements (other than Control Agreements with respect to the Cash Management Accounts listed in clause (a) of Schedule 5.02) that, in the reasonable judgment of the Agents, are required for the Loan Parties to comply with the Loan Documents as of the Effective Date, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution; and

(xix)        such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(e)           Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2019 which could reasonably be expected to have a Material Adverse Effect.

(f)           [Reserved].

(g)           Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Term Loan or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect.

(h)          Proceedings; Receipt of Documents. All proceedings in connection with the making of the Term Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

(i)            [Reserved].

(j)            Due Diligence. The Agents shall have completed their business, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and sole discretion.

(k)          Security Interests. The Loan Documents shall create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral secured thereby (subject only to Permitted Liens).

(l)           Litigation. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the best knowledge of any Loan Party, threatened in any court or before any arbitrator or governmental authority which relates to the Term Loan or which, in the opinion of the Collateral Agent, is reasonably likely to be adversely determined, and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(m)         USA PATRIOT Act Compliance and Reference Checks. The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, a duly executed IRS Form W-9 (or other applicable tax form) all documentation and other information with respect to the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested in writing by the Administrative Agent at least five (5) Business Days prior to the Effective Date.

(n)            Independent Third-Party Verification and Appraisal. The Agents shall have received the following, in each case, from an independent third-party selected by the Agents and in form and substance satisfactory to the Agents:

(i)             a verification of the business plan and cash flows of the Parent and its Subsidiaries; and

(ii)            an appraisal of all of the Loan Parties’ machinery and equipment located at the Fulfilment Centers.

(o)            Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.06 and Section 12.04 hereof.

(p)            Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to the Term Loan, and the Borrower’s acceptance of the proceeds of the Term Loan, shall each be deemed to be a representation and warranty by each Loan Party on the Effective Date that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of the Term Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Term Loan on such date and (iii) the conditions set forth in this Section 5.01 have been satisfied as of the date of such request.

(q)            Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

Section 5.02            Conditions Subsequent to Effectiveness. In addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth on Schedule 5.02 on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.02).

Article VI

REPRESENTATIONS AND WARRANTIES

Section 6.01        Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows:

(a)            Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)            Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any Material Contract binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of this clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)            Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

(d)            Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)            Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of the Borrower and each of its Subsidiaries and the issued and outstanding Equity Interests of the Borrower and each of its Subsidiaries are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of the Parent and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and, except as set forth on Schedule 6.01(e), the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of the Parent are owned, directly or indirectly, by the Parent free and clear of all Liens (other than Permitted Specified Liens). On the Effective Date, except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of the Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Parent or any of its Subsidiaries (other than the Warrants).

(f)             Litigation. Except as set forth in Schedule 6.01(f), there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

(g)            Financial Statements.

(i)            The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Parent and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2019, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii)           The Parent has heretofore furnished to each Agent and each Lender projected balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(v).

(h)            Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any Requirement of Law, the violation of which could reasonably be expected to result in a Material Adverse Effect, or (iii) any Material Contract binding on or otherwise affecting it or any of its properties.

(i)             ERISA. Except as set forth on Schedule 6.01(i), (i) each Loan Party and each Employee Plan is in compliance with all Requirements of Law in all material respects, including ERISA, the Internal Revenue Code and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, (ii) no ERISA Event has occurred nor is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (iii) the most recent annual report (Form 5500 Series) with respect to each Pension Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct in all material respects and fairly presents in all material respects the funding status of such Pension Plan, and since the date of such report, there has been no material adverse change in such funding status, and (iv) each Employee Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Internal Revenue Code. No Loan Party or any of its ERISA Affiliates has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (A) any Employee Plan or its assets, (B) any fiduciary with respect to any Employee Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or has any obligation to provide any such benefits for any current employee after such employee’s termination of employment. As of the Effective Date, No Loan Party nor any of its Subsidiaries maintains, sponsors or contributes to any Foreign Plan.

(j)             Taxes, Etc. (i) All material Tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been timely filed and (ii) all material Taxes imposed upon any Loan Party or any property of any Loan Party which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(k)            Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of ~~the Term~~any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l)             Nature of Business. No Loan Party is engaged in any business other than as described in publicly available filings with the SEC.

(m)           Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which, in each case of the foregoing (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(n)            Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect which could reasonably be expected to have a Material Adverse Effect,.

(o)            Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

(p)            Employee and Labor Matters. Except as set forth on Schedule 6.01(p) or to the extent it could not reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and its Subsidiaries is in compliance with all Requirements of Law pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of each Loan Party, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any material unpaid liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All material payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.

(q)            Environmental Matters. Except as set forth on Schedule 6.01(q) or to the extent it could not reasonably expected to result in a Material Adverse Effect, (i) no Loan Party or any of its Subsidiaries is in violation of any Environmental Law, (ii) each Loan Party and its Subsidiaries has, and is in compliance with, all Environmental Permits for its respective operations and businesses; (iii) there has been no Release of Hazardous Materials at any properties currently or formerly owned, leased or operated by any Loan Party, its Subsidiaries or a respective predecessor in interest or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party, its Subsidiaries or any respective predecessor in interest, which in any case of the foregoing could reasonably be expected to result in a Environmental Claim or Environmental Liability; (iv) there are no pending or, to the best knowledge of each Loan Party, threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries or any respective predecessor in interest that could reasonably be expected to result in any adverse consequence to any Loan Party or any Secured Party; (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that could reasonably be expected to result in any Environmental Liability; and (vi) no environmental reports or audits have been conducted since December 31, 2019, and no environmental investigations have been instituted or maintained since December 31, 2016, in each case with respect to the operations and business of the Loan Parties and its Subsidiaries.

(r)             Insurance. Each Loan Party maintains all insurance required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all such material insurance policies maintained by or for the benefit of each Loan Party on the Effective Date.

(s)            Use of Proceeds.

(i)            ~~(s) Use of Proceeds.~~ The proceeds of the Term Loan shall be used, together with approximately $10,250,000 of cash on hand, to refinance the Existing Credit Facility and pay fees and expenses in connection with the transactions contemplated hereby.

(ii)           The proceeds of the Second Amendment Loan shall be funded into and maintained in the Escrow Account until released for the purposes described in Section 12.23; provided that the Borrower will not be in breach of the representation in this clause (ii) based on any action or inaction of the Collateral Agent or any Lender.

(t)             Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to the funding of ~~the Term~~each Loan, the Loan Parties on a consolidated basis are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(u)            Intellectual Property. Except as set forth on Schedule 6.01(u), each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of each item of Registered Intellectual Property owned by each Loan Party. To the knowledge of each Loan Party, no trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v)            Material Contracts. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of all Material Contracts (including any material amendments, supplements and/or modifications thereof) of each Loan Party, with reasonable descriptions thereof, copies of which have been provided to the Agents prior to the Effective Date. As of the Effective Date, each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

(w)            Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(x)            Customers and Suppliers. There exists no actual or, to the best knowledge of each Loan Party, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party if terminated could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Loan Party if terminated could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

(y)            Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors, officers, nor, to the knowledge of any Loan Party, any of their respective employees, agents or Affiliates, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns. Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws and Anti-Money Laundering Law. Each Loan Party and each Subsidiary is in compliance with all Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. Each Loan Party and each Affiliate, officer, employee or director acting on behalf of any Loan Party is (and is taking no action that would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA PATRIOT Act. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory that is subject to any sanctions administered by OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations.

(z)            Anti-Bribery and Corruption.

(i)            Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law.

(ii)           Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws.

(iii)          To the best of each Loan Party’s knowledge and belief, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any of its directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(iv)          The Loan Parties will not directly or indirectly use, lend or contribute the proceeds of ~~the Term~~any Loan for any purpose that would breach the Anti-Bribery and Corruption Laws.

(aa)       Full Disclosure.

(i)            Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about the Borrower’s industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains, when taken as a whole, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

(ii)           The Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders, and Parent is not aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.

Article VII

COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS

Section 7.01        Affirmative Covenants. So long as any principal of or interest on ~~the Term~~any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

(a)            Reporting Requirements. Furnish to each Agent and each Lender:

(i)            as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries (other than the last fiscal month of each fiscal quarter of the Parent and its Subsidiaries) commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, internally prepared consolidated and consolidating balance sheets, statements of operations and retained earnings, statements of cash flows, as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period;

(ii)           as soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent and its Subsidiaries commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Effective Date, consolidated and consolidating balance sheets, statements of operations and stockholders’ equity and statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments, it being agreed that delivery of the Parent’s quarterly report on Form 10-Q will satisfy this requirement;

(iii)          as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agents (which report and opinion shall not include (1) any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit (other than a qualification related solely to the maturity of the ~~Term Loan~~Loans at the Final Maturity Date), or (2) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the financial covenants contained in Section 7.03), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default resulting from any noncompliance with the financial covenants contained in Section 7.03 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof, it being agreed that delivery of the Parent’s annual report on Form 10-K will satisfy this requirement;

(iv)          simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a Compliance Certificate:

(A)           stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto,

(B)            in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), including a discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year, and

(C)            in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries and evidence that such insurance coverage meets the requirements set forth in Section 7.01, together with such other related documents and information as the Administrative Agent may reasonably require and (2) confirmation that there have been no material changes to the information contained in the Perfection Certificate delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) or the Security Agreement and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;

(v)           as soon as available, and in any event not later than thirty (30) after the beginning of each Fiscal Year, a certificate of an Authorized Officer of the Parent (A) attaching Projections for the Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 6.01(aa)(ii) are true and correct with respect to the Projections;

(vi)          (A) On the second and fourth Wednesday of each month (or if such day is not a Business Day, the next succeeding Business Day) (the “Determination Date”), beginning with October 28, 2020, a certificate of an Authorized Officer of the Parent attaching calculations of the financial covenants contained in Section 7.03 and (B) ~~on Wednesday of each week, a liquidity report~~no later than 8:00 p.m. (New York City time) on each Business Day during the term of this Agreement, a report setting forth the Liquidity of the Loan Parties as of such Business Day;

(vii)         as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries, a report of key performance indicators with respect to the business and operations of the Parent and its Subsidiaries, in form and substance consistent with the internal reporting practices of the Parent and its Subsidiaries as of the Effective Date (or with any changes thereto that may be in form and substance reasonably satisfactory to the Administrative Agent);

(viii)        as soon as possible, and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(ix)           as soon as possible and in any event: (A) within 3 Business Days after the occurrence of any ERISA Event which could reasonably be expected to have a Material Adverse Effect, notice of such ERISA Event (in reasonable detail), (B) within three Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by any Loan Party or any of its ERISA Affiliates of the PBGC’s intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) within 3 Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any of its ERISA Affiliates concerning the imposition of any material withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (D) within 10 days after any Loan Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party;

(x)            promptly after the commencement thereof, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(xi)           as soon as possible and in any event within 5 Business Days after receipt or delivery thereof, copies of any default or similar notices of breach or non-compliance that any Loan Party receives in connection with any Material Contract;

(xii)          as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;

(xiii)         as soon as possible and in any event within 5 Business Days after the delivery thereof to the Parent’s or the Borrower’s Board of Directors (or the audit committee of the Parent’s or the Borrower’s Board of Directors), copies of all reports or other information so delivered; provided that, notwithstanding the foregoing, neither the Parent nor the Borrower shall be required to disclose any document, information or other matter (A) that constitutes non-financial trade secrets, (B) in respect of which disclosure to any Agent or Lender is prohibited by any (x) Requirements of Law or (y) binding obligation owing to any Person that is not an Affiliate of the Borrower (it being understood that, if any information is withheld in reliance on this clause (y), the Borrower shall advise the Agents of such fact and the Borrower shall, upon the reasonable request of any Agent, use commercially reasonable efforts to request the applicable counterparty provide consent to disclose such information to the Agents and the Lenders) or (C) that is subject to attorney-client or similar privilege or constitutes attorney work product;

(xiv)         promptly after (A) the sending or filing thereof, copies of all material statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange and (B) the receipt thereof, a copy of any material notice received from any holder of its Indebtedness;

(xv)          promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(xvi)         promptly upon request of any Lender, a certification confirming the Borrower’s compliance with Section 7.02(r);

(xvii)        simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(q), the consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agents; and

(xviii)       promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

Information required to be delivered pursuant to Section 7.01(a)(ii) or (iii) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such information, or provides a link thereto on the Parent’s website on the Internet at http://www.blueapron.com (or any successor page) or at http://www.sec.gov; or (ii) on which such information is posted on the Parent’s behalf on an Internet or intranet website, if any, to which the Lenders and the Administrative Agent have been granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Parent shall notify the Administrative Agent (by facsimile or email) of the posting of any such documents.

(b)            Additional Guarantors and Collateral Security. Cause:

(i)            each Subsidiary of any Loan Party not in existence on the Effective Date to execute and deliver to the Collateral Agent promptly and in any event within 3 Business Days (or such longer date as the Collateral Agent may agree to in its sole discretion) after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed and (3) such opinions of counsel as the Collateral Agent may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other Real Property Deliverables as may be required by the Collateral Agent with respect to each such real property, and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by the Security Agreement or any such Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(ii)            each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 3 Business Days (or such longer date as the Collateral Agent may agree to in its sole discretion) after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Security Agreement), together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Security Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, and (C) such other agreements, instruments, approvals or other documents requested by the Collateral Agent.

Notwithstanding the foregoing or anything else contained in the Loan Documents to the contrary, no Subsidiary acquired or formed after the Effective Date that is not organized under the laws of the United States, any state thereof, or the District of Columbia, or any Equity Interest in any such Subsidiary, shall be subject to the requirements of this Section 7.01(b) to the extent that the cost or difficulty of obtaining a guaranty from such Subsidiary or a security interest in such Subsidiary’s assets or Equity Interests is excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby, as determined by the Collateral Agent in its sole discretion.

(c)            Compliance with Laws; Payment of Taxes.

(i)            Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing) except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(ii)           Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all material Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except to the extent contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d)            Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e)            Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f)             Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrower (but no more than once annually if no Event of Default exists), to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person; provided that the Borrower shall be afforded the opportunity to participate in any discussions with such independent accountants) with the agents and representatives of any Agent in accordance with this Section 7.01(f).

(g)            Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

(h)            Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, flood, rent, worker’s compensation and business interruption insurance) with respect to the Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) required by any Material Contract and (iv) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Agents and the Lenders, as their respective interests may appear, and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (or, to the extent not available with respect to non-payment, 10 days’) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i)             Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.

(j)             Environmental.

(i)            Keep the Collateral free of any Environmental Lien;

(ii)           Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all Environmental Permits except where such failure to so obtain, maintain and preserve could not reasonably be expected to have a Material Adverse Effect, and comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and Environmental Permits except where such failure to so could not reasonably be expected to have a Material Adverse Effect;

(iii)          Take all commercially reasonable steps to prevent any Release of Hazardous Materials in violation of any Environmental Law or Environmental Permit at, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries that could reasonably be expected to result to result in a Material Adverse Effect;

(iv)          To the extent it could reasonably be expected to result in a Material Adverse Effect, provide the Collateral Agent with written notice within ten (10) days of any of the following: (A) discovery of any Release of a Hazardous Material or environmental condition at, on, under or from any property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest or any violation of Environmental Law or Environmental Permit that in any case could reasonably be expected to result in any Environmental Claim or Environmental Liability; (B) notice that an Environmental Lien has been filed against any Collateral; or (C) an Environmental Claim or Environmental Liabilities; and provide such reports, documents and information as the Collateral Agent may reasonably request from time to time with respect to any of the foregoing.

(k)            Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(l)             Landlord Waivers; Collateral Access Agreements. At any time any Collateral in excess of $500,000 (when aggregated with all other Collateral at the same location, and measured on a cost basis with respect to Inventory, and a net book value basis with respect to equipment) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date, but excluding the leased real property locations listed in clause (c) of Schedule 5.02 and those locations in which written subordinations or waivers or collateral access agreements, as the case may be, are required in accordance with clause (d) of Schedule 5.02) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use commercially reasonable efforts to obtain within 30 days after the occurrence thereof (or such longer period as the Collateral Agent may agree in writing in its sole discretion), written subordinations or waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent. The requirements of this Section 7.01(l) shall not apply to Collateral in transit, out for repair or at other locations for purposes of onsite maintenance, repair or demonstration, movable computer equipment and related hardware and software that is temporarily removed by employees or equipment consisting of tools leased by a Loan Party to its customers, in each case, in the ordinary course of the applicable Loan Party’s business.

(m)           After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any owned real property (wherever located) (each such property being a “New Facility”) with a Current Value (as defined below) in excess of $250,000, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) or landlord waiver (pursuant to Section 7.01(l) hereof) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables) or landlord waiver, the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent. The Borrower shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.01(m).

(n)            Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.

(i)            Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and Anti-Money Laundering Laws.

(ii)           Comply, and cause each of its Subsidiaries to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii)          Neither Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee or any Person acting on behalf of any Loan Party will engage in any activity that would breach any Anti-Corruption Law.

(iv)          Promptly notify the Administrative Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law.

(v)           Not directly or indirectly use, lend or contribute the proceeds of ~~Term~~any Loan for any purpose that would breach any Anti-Corruption Law.

(vi)          Each Loan Party and Affiliate, officer, employee or director, acting on behalf of the Loan Party is (and will take no action which would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other reasonable internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA Patriot Act. In addition, none of the activities or business of any Loan Party includes any kind of activities or business of or with any Person or in any country or territory that is subject to any Sanctions.

(vii)            In order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to the Administrative Agent upon its reasonable request from time to time (A) information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with the Administrative Agent, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable the Administrative Agent or any Lender to comply with Anti-Money Laundering Laws.

(o)            Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Year), participate in a meeting with the Agents and the Lenders at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and such Agent or the Required Lenders) at such time as may be agreed to by the Borrower and such Agent or the Required Lenders.

(p)            Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

(q)            Warrants. On July 1, 2021 and on the first day of each calendar quarter commencing thereafter until the Obligations are repaid in full in cash, Parent shall (i) effective as of such first day of such calendar quarter, issue to one or more Affiliates of Blue Torch warrants, substantially in the form attached hereto as Exhibit G (the “Warrants”) to purchase shares of Class A Common Stock, par value $0.0001 per share, of the Parent representing 0.50% of the outstanding Equity Interests of the Parent on a Fully-Diluted Basis as of such date and (ii) deliver (A) such evidence in form and substance reasonably satisfactory to Blue Torch certifying such issuance of Warrants represents 0.50% the outstanding Equity Interests of the Parent on a Fully-Diluted Basis as of such date and (B) an allocation statement, in the form attached hereto as Schedule 7.01(q), setting forth the allocation of such Warrants among the Affiliates of Blue Torch in accordance with the percentages set forth therein.

Section 7.02        Negative Covenants. So long as any principal of or interest on the ~~Term~~any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)            Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b)            Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c)            Fundamental Changes; Dispositions.

(i)            Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that any wholly-owned Subsidiary of any Loan Party (other than a Borrower) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to the Security Agreement and the Equity Interests of such Subsidiary is the subject of the Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation; and

(ii)           Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.

(d)            Change in Nature of Business.

(i)            Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l).

(ii)           Permit the Parent to have any material liabilities (other than liabilities arising under the Loan Documents), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries).

(e)            Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f)             Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.

(g)            [Reserved];

(h)            Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.

(i)             Federal Reserve Regulations. Permit ~~the Term~~any Loan or any proceeds thereof to be used for any purpose that would cause ~~the Term~~any Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

(j)             Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agents prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $100,000 for any single transaction or series of related transactions, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 7.02(e) and Section 7.02(h), (iv) sales of Qualified Equity Interests of the Parent to Affiliates of the Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, and (v) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary.

(k)            Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A)           this Agreement and the other Loan Documents;

(B)            any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C)            any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D)            in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E)            customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(F)            customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; or

(G)            customary restrictions in contracts that prohibit the assignment of such contract.

(l)             Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases restricting the assignment or sublet thereof, (v) customary restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the ordinary course of business; (vi) customary restrictions imposed by the terms of a Permitted Lien so long as such restrictions relate only to the specific asset subject to such Permitted Lien and are not created for the purpose of avoiding the restrictions imposed by this Section 7.02(l), and (vii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures.

(m)           Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i)            Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Material Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Material Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity, or require any amortization or other mandatory payment to be made earlier than the date originally scheduled on, such Material Indebtedness, would increase the interest rate applicable to such Material Indebtedness, would add any covenant or event of default, would change the subordination provisions thereof, or would otherwise be adverse to the Lenders in any material respect;

(ii)            except for the Obligations, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Material Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Material Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Material Indebtedness (other than with respect to Permitted Refinancing Indebtedness), or (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Material Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing;

(iii)            amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); or

(iv)            agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be materially adverse to the Agents and the Lenders.

(n)            Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(o)            ERISA. (i)(A) Cause or fail to prevent, or permit any of its ERISA Affiliates to cause or fail to prevent, an ERISA Event, or (B) adopt, or permit any of its ERISA Affiliates to adopt, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or other Requirements of Law, which, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) maintain, sponsor or contribute to any Foreign Plan.

(p)            Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned, leased or operated by it or any of its Subsidiaries, except in compliance in with Environmental Laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(q)            Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP or changes that are not material).

(r)             Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.

(i)             Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or

(ii)            Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any ~~Term~~ Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any ~~Term~~ Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

Section 7.03           Financial Covenants. So long as any principal of or interest on ~~the Term~~any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)            Minimum Liquidity. Permit Liquidity at any time to be less than (i) until the earlier of (x) May 15, 2022 and (y) the date on which the Second Amendment Loan and all accrued and unpaid interest thereon is repaid in full, $15,000,000, and (ii) thereafter, $20,000,000 ~~at any time~~.

(b)            Minimum Subscription Count. Permit the Subscription Count to be less than (x) 300,000 on any Determination Date occurring between the Effective Date and December 31, 2021, and (y) 320,000 on any Determination Date occurring thereafter.

Article VIII
CASH MANAGEMENT ARRANGEMENTS AND OTHER COLLATERAL MATTERS

Section 8.01           Cash Management Arrangements. (a) The Loan Parties shall (i) establish and maintain primary cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks set forth on Schedule 8.01 (each a “Cash Management Bank”) (it being understood and agreed that the type and terms of the primary cash management services of the Loan Parties as of the Effective Date is reasonably satisfactory to the Agents) and (ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party and remittances on credit card sales) into a Cash Management Account.

(b)            On or prior to the Effective Date, the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts and the Cash Management Accounts listed in clause (a) of Schedule 5.02), deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account. The Loan Parties shall not maintain, and shall not permit any of their Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account (other than Excluded Accounts).

(c)            Upon the terms and subject to the conditions set forth in a Control Agreement, so long as an Event of Default has occurred and is continuing, the Administrative Agent may direct the Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent’s Account.

(d)            So long as no Default or Event of Default has occurred and is continuing, the Borrower may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent’s liability under any Control Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment.

Article IX
EVENTS OF DEFAULT

Section 9.01           Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”):

(a)            the Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on ~~the Term~~any Loan, or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of ~~the Term~~any Loan) or any other Loan Document, and such failure continues for a period of three Business Days or (ii) all or any portion of the principal of ~~the Term~~any Loan (other than any such payment declined by a Lender pursuant to 2.05(g));

(b)            any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made;

(c)            any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a), Section 7.01(c), Section 7.01(d), Section 7.01(f), Section 7.01(k), Section 7.01(m), Section 7.01(o), Section 7.01 (q), Section 7.03 or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in the Security Agreement or any Mortgage to which it is a party;

(d)            any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(e)            the Parent or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate amount outstanding in excess of $500,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace or cure period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f)            the Parent or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g)            any proceeding shall be instituted against the Parent or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h)            any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i)             the Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;

(j)             one or more judgments, orders or awards for the payment of money exceeding $500,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Parent or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 30 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k)            the Parent or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 45 consecutive days;

(l)             any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 45 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

(m)           the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent or any of its Subsidiaries for more than 45 consecutive days, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(n)            the indictment of the Parent or any of its Subsidiaries or any conviction of any senior officer thereof (relating to such officer’s actions in conducting the business affairs of the Parent or such Subsidiary thereof, as applicable) under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against the Parent or any of its Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

(o)            (i) there shall occur one or more ERISA Events that individually or in the aggregate results in, or could reasonably be expected to result in, liability of any Loan Party or any of its ERISA Affiliates in excess of $500,000 or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon any material portion of the property or rights to any material portion of the property of any Loan Party or any of its ERISA Affiliates;

(p)            a Change of Control shall have occurred; or

(q)            an event or development occurs which could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) declare all or any portion of the ~~Term Loan~~Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of the ~~Term Loan~~Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium with respect to the Commitments so terminated and the ~~Term Loan~~Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (ii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, the ~~Term Loan~~Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

Article X
AGENTS

Section 10.01           Appointment. Each Lender hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the ~~Term Loan~~Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the ~~Term Loan~~Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the ~~Term Loan~~Loans on behalf of the Lenders as provided in this Agreement; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the ~~Term Loan~~Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the ~~Term Loan~~Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of the ~~Term Loan~~Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Section 10.02           Nature of Duties; Delegation. (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the ~~Term Loan~~Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and neither the Agents nor any of their Related Parties shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the ~~Term Loan~~Loans hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.

(b)            Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any of its Related Parties or any other trustee, co-agent, sub-agent or other Person (including any Lender). Any such Related Party, trustee, co-agent, sub-agent or other Person shall benefit from this Article X to the extent provided by the applicable Agent.

Section 10.03           Rights, Exculpation, Etc. The Agents and their Related Parties shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of the ~~Term Loan~~Loans as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).

Section 10.04           Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05           Indemnification. To the extent that any Agent or any Related Party of the foregoing is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent and such Related Parties for and indemnify such Agent and such Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such and such Related Parties), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent and the Related Parties in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent and such Related Parties under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s or such Related Party’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the ~~Term Loan~~Loans and the termination of this Agreement.

Section 10.06           Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the ~~Term Loan~~Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of the ~~Term Loan~~Loans. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07           Successor Agent. (a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Borrower; provided that in no event shall any such successor Agent be a Disqualified Institution. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Agent; provided that the Borrower’s consent shall not be required if an Event of Default has occurred and is continuing. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)            With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08           Collateral Matters.

(a)            The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon payment and satisfaction of the ~~Term Loan~~Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents (including, without limitation, pursuant to any Permitted Disposition); or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(a).

(b)            Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(a)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(a). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(c)            Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

(d)            The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

Section 10.09           Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10           No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Money Laundering Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 10.11           No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12           No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13           Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a)            is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b)           expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c)            expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent’s and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d)            agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and

(e)            without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.14           Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

Section 10.15           Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of the ~~Term Loan~~Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the ~~Term Loan~~Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

Section 10.16           Erroneous Distribution. If all or any part of any payment or other distribution by or on behalf of the Administrative Agent to the Borrower, any Lender, or any other Person is determined by the Administrative Agent in its sole discretion to have been made in error as determined by the Administrative Agent (any such distribution, an “Erroneous Distribution”), then the Borrower, such Lender, or such other Person, as applicable, shall forthwith on written demand (accompanied by a reasonably detailed calculation of such Erroneous Distribution) repay to the Administrative Agent the amount of such Erroneous Distribution received by such Person. Any determination by the Administrative Agent, in its sole discretion, that all or a portion of any distribution to the Borrower, any Lender, or any other Person was an Erroneous Distribution shall be conclusive absent manifest error. Each of the Borrower, each Lender, and each other potential recipient of an Erroneous Distribution hereunder, waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Distribution.

Article XI
GUARANTY

Section 11.01           Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Swap Obligations.

Section 11.02           Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)            any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)            any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)            the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e)            any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f)            any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 11.03           Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than payment in full of the Obligations). Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04           Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of the ~~Term Loan~~Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05           Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 11.06           Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

Article XII
MISCELLANEOUS

Section 12.01           Notices, Etc.

(a)            Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

if to any Loan Party, to it at the following address:

Blue Apron, LLC
28 Liberty Street, 28th Floor
New York, New York 10005
Attention: ~~Timothy Bensley~~Randy Greben,
Chief Financial Officer and Treasurer
Email:

with a copy to:

WilmerHale
60 State Street
Boston, MA 02109
Attention: David Westenberg and George Shuster
Telephone:
Email:

if to the Administrative Agent or the Collateral Agent, to it at the following address:

Blue Torch Finance LLC
c/o Blue Torch Capital LP
150 East 58th Street, 18th Floor
New York, New York 10155
Email:

with a copy to:

SEI – Blue Torch Capital Loan Ops

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

Telecopier: (469) 709-1839

Email:

in each case, with a copy to:

Willkie Farr & Gallagher LLP

787 7th Avenue
New York, New York 10019
Attention: Daniel Durschlag
Email:

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided, further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

(b)            Electronic Communications.

(i)             Each Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii)            Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 12.02          Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrower, (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrower (with a copy of all amendments provided to the Administrative Agent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i)             increase the Commitment of any Lender, reduce the principal of, or interest on, ~~the Term~~any Loan payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, ~~the Term~~any Loan payable to any Lender, in each case, without the written consent of such Lender;

(ii)          increase the Total Commitment without the written consent of each Lender;

(iii)        change the percentage of the Commitments or of the aggregate unpaid principal amount of ~~the Term~~any Loan that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iv)        amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

(v)          release all or a substantial portion of the Collateral, subordinate the Obligations, or any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, to any other Indebtedness or Lien, as the case may be, or release any Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)(ii)), in each case, without the written consent of each Lender; provided, that the Required Lenders may elect to release all or a substantial portion of the Collateral without the requirement to obtain the written consent of each Lender if such release is in connection with (x) an exercise of remedies by the Collateral Agent at the direction of the Required Lenders pursuant to Section 9.01 or (y) any Disposition of all or a substantial portion of the Collateral by one or more of the Loan Parties with the consent of the Required Lenders after the occurrence and during the continuance of an Event of Default so long as such Disposition is conducted in a commercially reasonable manner as if such Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC; or

(vi)        amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender;

(b)           Notwithstanding anything to the contrary in Section 12.02(a):

(i)           no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents;

(ii)         any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party, or any of their respective Affiliates to purchase the ~~Term Loan~~any of the Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby;

(iii)        the Security Agreement and each Control Agreement, Guaranty, Mortgage, collateral access agreement, landlord waiver or other agreement or document purporting to create or perfect a security interest in any of the Collateral (a “Collateral Document”) may be amended, waived or otherwise modified with the consent of the applicable Agent and the applicable Loan Parties without the need to obtain the consent of any Lender or any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local Requirements of Law (including foreign law or regulatory requirements) or advice of local counsel, (B) to cure any ambiguity, inconsistency, omission, mistake or defect or (C) to cause such Collateral Document to be consistent with this Agreement and the other Loan Documents, and if the Administrative Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, omission, mistake or defect, in each case, in any provision of any Loan Document (other than a Collateral Document), then the Administrative Agent and the Borrower shall be permitted to amend such provision; any amendment, waiver or modification pursuant to this paragraph shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof;

(iv)        no consent of any Loan Party shall be required to change any order of priority set forth in Section 2.05(d) and Section 4.03; and

(v)         the Administrative Agent and the Borrower may enter into an amendment to this Agreement pursuant to Section 2.07(g) to reflect an alternate service or index rate and such other related changes to this Agreement as may be applicable.

Section 12.03       No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04       Expenses; Attorneys’ Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel (limited to one outside counsel per applicable jurisdiction and, in the case of a conflict of interest where the Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another outside counsel per applicable jurisdiction for such affected Person) for each Agent (and, in the case of clauses (b) through (m) below, each Lender), taken as a whole, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the ~~Term Loan~~Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, (x) the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f) and (y) the establishment and maintenance of the Escrow Account), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents (including, without limitation, the First Amendment and the Second Amendment) whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) any Environmental Claim, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest, (k) any Environmental Lien, (l) the rating of the ~~Term Loan~~Loans by one or more rating agencies in connection with any Lender’s Securitization, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document, if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower. The obligations of the Borrower under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.05       Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07       Assignments and Participations.

(a)           This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b)           Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitment and any ~~Term~~ Loan made by it with the written consent of the Administrative Agent;

provided, however, that no written consent of the Administrative Agent shall be required (A) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

(c)           Assignments shall be subject to the following additional conditions:

(i)           Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof); and

(ii)          The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent, for the benefit of the Administrative Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender) and all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act; and

(iii)         No such assignment shall be made to any Loan Party or any of its Subsidiaries or other Affiliates or to any Disqualified Institution or any natural person.

(d)           Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e)           By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(f)            The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain, or cause to be maintained at one of its offices, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the ~~Term Loan~~Loans (and stated interest thereon) (the ~~“~~”Registered Loan”) owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(g)           Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent pursuant to Section 12.07(b) (which consent must be evidenced by the Administrative Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the ~~Term Loan~~Loans made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(h)            The Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of the Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).

(i)             If any Lender sells participations in the Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrower, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loan and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the ~~“~~”Participant Register”). The Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of the Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(j)             Any Lender who purchases or is assigned or participates in any portion of the Registered Loan shall comply with Section 2.09(d).

(k)            Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the ~~Term Loan~~Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the ~~Term Loan~~Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the ~~Term Loan~~Loans, or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the ~~Term Loan~~Loans, as if it was a Lender.

(l)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to, or other indebtedness issued by, such Lender pursuant to a securitization transaction (including any structured warehouse credit facility, collateralized loan obligation transaction or similar facility or transaction, and including any further securitization of the indebtedness or equity issued under such a transaction) (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect a Securitization, including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of the ~~Term Loan~~Loans or any Securitization.

(m)           Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (i) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Loan Parties, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (ii) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time to the Lenders.

(n)            The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions or maintain the list of Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant of the Registered Loan or prospective Lender or prospective participant in the Registered Loan is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of the ~~Term Loan~~Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 12.08       Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 12.09       Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10       Consent to Jurisdiction; Service of Process and Venue.

(a)            ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN Section 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b)            Each Loan Party irrevocably and unconditionally agrees that it will not commence any action or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.

Section 12.11       Waiver of Jury Trial, Etc. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12       Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 12.13       No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14       Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

Section 12.15       Indemnification; Limitation of Liability for Certain Damages.

(a)            In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Related Parties (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of the ~~Term Loan~~Loans or the Borrower’s use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Borrower or the handling of the Loan Account and Collateral of the Borrower as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 12.15 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or liabilities arising from any non-Tax claim.

(b)            The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c)            No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the ~~Term Loan~~Loans or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d)            The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.16       Records. The unpaid principal of and interest on the ~~Term Loan~~Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.17       Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

Section 12.18       Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the ~~Term Loan~~Loans until payment in full so that the rate or amount of interest on account of the ~~Term Loan~~Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.19       Confidentiality. Each Agent and each Lender agrees (on behalf of itself and its Related Parties) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information, provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates, its Related Parties or the Related Parties of any Person described in clause (ii) or (iii) below (it being understood that the Persons to whom such disclosure is made either will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19 or is subject to other customary confidentiality obligations); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization, so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization agrees, in writing, to be bound by or is otherwise subject to customary confidentiality obligations (including, without limitation, confidentiality provisions similar in substance to this Section 12.19); (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority (in which case the Agent and/or the Lenders, as applicable, agree, to the extent practicable and not prohibited by any Requirement of Law, to inform the Borrower promptly thereof prior to disclosure); (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency; (vi) in connection with any litigation to which any Agent or any Lender is a party (in which case the Agent and/or the Lenders, as applicable, agree, to the extent practicable and not prohibited by any Requirement of Law, to inform the Borrower promptly thereof prior to disclosure); (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (viii) to any other Person if such information is general portfolio information that does not identity the Loan Parties~~,~~; or (ix) with the consent of the Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to any Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

Section 12.20       Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except (other than in the case of the Fee Letter) to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or, in the case of the initial 8-K filing with respect to this Agreement or other public disclosures outside of the ordinary course of business, before making such public disclosure (which consultation requirement shall exclude, for the avoidance of doubt, public disclosures made on Form 10-Q, Form 10-K and other subsequent disclosures describing this Agreement and/or the ~~Term Loan~~Loans made hereunder in a manner consistent with the initial 8-K filing with respect thereto)). Each Loan Party hereby authorizes each Agent and each Lender, with the consent of the Borrower, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.

Section 12.21       Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof, including, without limitation, the Engagement Letter dated as of September 21, 2020 between Borrower and Blue Torch Capital LP.

Section 12.22       USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

Section 12.23     Escrow Account Funds.

(a)            The Agents and the Second Amendment Lenders agree that on the Second Amendment Effective Date (i) the Collateral Agent shall enter into the Escrow Agreement with the Escrow Agent and (ii) the proceeds of the Second Amendment Loan shall be funded by the Second Amendment Lenders directly into the Escrow Account.

(b)            Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, if the Borrower is required to make any prepayment of the Second Amendment Loan pursuant to Section 2.05(c)(ii), (c)(iii) or (c)(iv), then, on or prior to the date such prepayment is required to be made, the Borrower shall deliver written notice to the Collateral Agent (each such notice, an “Escrow Account Direction Notice”) instructing the Collateral Agent to deliver an Escrow Release to the Escrow Agent requesting the withdrawal of funds from the Escrow Account in an amount equal to the lesser of (i) the amount of the required prepayment of the Second Amendment Loan pursuant to Section 2.05(c)(ii), (c)(iii) or (c)(iv), as applicable, and (ii) the balance of the funds on deposit in the Escrow Account at such time (prior to giving effect to any withdrawal from the Escrow Account pursuant to such Escrow Account Direction Notice) (such lesser amount, the “Maximum Escrow Account Payment”), which funds shall be applied to the outstanding principal amount of the Second Amendment Loan in accordance with Section 2.05(d) (it being understood that any Escrow Account Direction Notice requesting a withdrawal of funds from the Escrow Account in excess of the Maximum Escrow Account Payment shall be deemed to be a request for a withdrawal of funds in an amount equal to the Maximum Escrow Account Payment), and upon receipt by the Collateral Agent of such Escrow Account Direction Notice, shall be taken to satisfy the Borrower’s obligation to make a prepayment of the Second Amendment Loan pursuant to Section 2.05(c)(ii), (c)(iii) or (c)(iv), as applicable, in an amount equal to the Maximum Escrow Account Payment; provided that (x) nothing in this clause (b) shall be construed to satisfy the Borrower’s obligations to make cash payments of accrued interest on, or any other amounts payable in respect of, the Second Amendment Loan, and (y) the Borrower shall not make any required prepayment of the Second Amendment Loan pursuant to Section 2.05(c)(ii), (c)(iii) or (c)(iv) in cash unless and until the balance of the Escrow Account is reduced to $0.

(c)           Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, if the Second Amendment Loan has not been repaid in full prior to the Final Maturity Date and the balance of the Escrow Account at such time is greater than $0, the Borrower shall be deemed to have instructed the Collateral Agent on the Final Maturity Date to deliver an Escrow Release to the Escrow Agent requesting the withdrawal of the remaining funds in the Escrow Account, which shall be applied to the outstanding principal amount of the Second Amendment Loan.

(d)           Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, any funds withdrawn, or otherwise delivered to the Collateral Agent from, the Escrow Account following an Escrow Event pursuant to paragraph (b) of the definition thereof shall be applied to the outstanding principal amount of the Second Amendment Loan.

(e)            Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, in the event that on any date the Second Amendment Loan has been repaid in full and the balance of the Escrow Account at such time is greater than $0, the Borrower shall be deemed to have instructed the Collateral Agent on such date to deliver an Escrow Release to the Escrow Agent requesting the withdrawal of the remaining funds in the Escrow Account, which funds shall be delivered to the Borrower, provided that nothing in this clause (e) shall provide the Borrower with any right to voluntarily prepay the Second Amendment Loan and no such voluntary prepayment right shall exist other than as expressly set forth in Section 2.05(b)(i).

(f)            The Collateral Agent agrees that, absent any requirement of any applicable law to the contrary, the Collateral Agent shall not deliver any Escrow Release to the Escrow Agent in accordance with terms of the Escrow Agreement or otherwise request the delivery of all or any portion of the Escrow Payment (as defined in the Escrow Agreement), in each case, unless and until an Escrow Event occurs.

(g)            Each Second Amendment Lender (i) consents and agrees to the terms of the Escrow Agreement, including all documents and notices (including any Escrow Release) delivered by the Collateral Agent in connection therewith and this Section 12.23 and (ii) authorizes and directs the Collateral Agent to execute, deliver and perform all of its obligations thereunder and exercise any or all of its rights thereunder, in each case, in accordance with the provisions of the Escrow Agreement.

(h)           Each Loan Party (i) consents and agrees to the terms of the Escrow Agreement and (ii) agrees that it shall do or cause to be done all such acts or things as any Agent may reasonably request from time to time to time in order for the Collateral Agent to perform any or all of its obligations under the Escrow Agreement or to exercise all or any of its rights thereunder or otherwise to more effectively carry out the purposes of the Escrow Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

BLUE APRON, LLC

By:
Name:
Title:

PARENT:

BLUE APRON HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Financing Agreement]

SUBSIDIARY GUARANTORS:

BAW HOLDCO I, LLC

By:
Name:
Title:

BAW HOLDCO II, LLC

By:
Name:
Title:

BAW HOLDCO III, LLC

By:
Name:
Title:

BAW, INC.

By:
Name:
Title:

BN RANCH, LLC

By:
Name:
Title:

BLUE APRON MARKET, LLC

By:
Name:
Title:

[Signature Page to Financing Agreement]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

BLUE TORCH FINANCE LLC

By:
Name:
Title:

[Signature Page to Financing Agreement]

LENDERS:

BTC HOLDINGS FUND I, LLC

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:
Name:
Title:

BTC HOLDINGS FUND I-B, LLC

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:
Name:
Title:

BLUE TORCH CREDIT OPPORTUNITIES SBAF

FUND LP

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:
Name:
Title:

[Signature Page to Financing Agreement]

BLUE TORCH CREDIT OPPORTUNITIES FUND II LP

By: Blue Torch Credit Opportunities GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:
Name:
Title:

BLUE TORCH CREDIT OPPORTUNITIES KRS FUND LP

By: Blue Torch Credit Opportunities KRS GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:
Name:
Title:

SWISS CAPITAL BTC OL PRIVATE DEBT FUND L.P.

By:
Name:
Title:

[Signature Page to Financing Agreement]

EXHIBIT D

Exhibit G to Financing Agreement

FORM OF WARRANTS

(Please see attached.)

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 15 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

BLUE APRON HOLDINGS, INC.

WARRANT TO PURCHASE CLASS A COMMON STOCK

Warrant No.: [__]
Number of Shares of Class A Common Stock: [__]

Date of Issuance: [__] (“Issuance Date”)

CUSIP No. [__]

Blue Apron Holdings, Inc., a company incorporated under the laws of state of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [__], a [__] (“BTC”)1, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after the Expiration Time (as defined below), [__] fully paid non-assessable shares of Class A Common Stock (as defined below), subject to adjustment as provided herein, including issuance of Additional Warrant Shares (the “Warrant Shares”). The number of Warrant Shares set forth in the preceding sentence represents 0.5% of the outstanding shares of Class A Common Stock on a Fully-Diluted Basis as of the Issuance Date. Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Class A Common Stock (including any Warrants to Purchase Class A Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to purchase Warrant Shares (as amended, restated, or otherwise modified from time to time, the “Warrants”) issued in connection with that certain Financing Agreement, dated as of October 16, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Blue Apron, LLC, a Delaware limited liability company, the Company, each of the Subsidiary Guarantors (as defined therein) party hereto, the Lenders (as defined therein) party hereto, and Blue Torch Finance LLC, a Delaware limited liability company, as collateral agent for the Lenders and as administrative agent for the Lenders.

1 Note to Draft: To include Blue Torch entity warrants will be issued to.

1.	EXERCISE OF WARRANT.

(a)	Mechanics of Exercise. Holder may exercise this Warrant in whole or in part and from time to time prior to the Expiration Time by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. Unless Holder is exercising the cashless exercise right set forth in Section 1.1(c), Holder shall also deliver to the Company a check, wire transfer (to an account designated in writing by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Warrant Shares being purchased. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of this Warrant), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise.

(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.01, subject to adjustment as provided herein.

(c)	Cashless Exercise Right. In lieu of exercising this Warrant as specified in Section 1.1(a), Holder may from time to time, in its sole discretion, exercise this Warrant in whole or in part as to the portion of the Warrant that is exercisable and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise for the aggregate Exercise Price pursuant to Section 1.1(a), elect instead to receive upon such exercise the “net number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Where:

X	=	The number of Warrant Shares to be issued to Holder

Y	=	The number of Warrant Shares being exercised under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	the Fair Market Value Per Share determined as of the date of exercise

B	=	The Exercise Price (as adjusted to the date of such calculation)

(d)	Calculation of FMV. For purposes of this Warrant, “Fair Market Value Per Share” means the fair market value of one share of Class A Common Stock calculated as the average of the daily volume weighted average for the ten consecutive Trading Days immediately prior to the date of determination thereof or, in the case no such sale takes place on any such day, the average of the reported closing bid and asked prices regular way of the shares of Class A Common Stock on such day, in each case as quoted on the New York Stock Exchange (“NYSE”), as reported by Bloomberg, or such other principal securities exchange or inter-dealer quotation system, in each case, on which the shares of Class A Common Stock are then traded or, if the shares of Class A Common Stock are no longer listed or quoted, such fair market value as determined by the Board of Directors of the Company in good faith.

(e)	Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(f)	Required Reserve Amount. So long as any Warrant remains outstanding, the Company shall at all times reserve and keep available for issuance under such Warrants, out of its authorized but unissued Class A Common Stock, such number of shares of Class A Common Stock at least equal to 100% of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligation to issue Warrant Shares under the Warrants then outstanding (without regard to the 4.9% Cap or any other restriction or limitation on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Class A Common Stock reserved pursuant to this Section 1(f) be reduced other than in connection with any exercise of Warrants. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holder(s) of the Warrants based on the number of Warrant Shares issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to the 4.9% Cap or any other restriction or limitation on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation.

(g)	Insufficient Authorized Shares. If at any time while any Warrant remains outstanding the Company does not have a sufficient number of authorized but unissued shares of Class A Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall as soon as reasonably practicable take all action necessary to increase the Company’s authorized shares of Class A Common Stock to an amount sufficient to allow the Company to reserve and keep available the Required Reserve Amount for any Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Class A Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Class A Common Stock and the Board shall recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Class A Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

(h)	Limitations on Exercise. Notwithstanding anything herein to the contrary, the Company shall not issue to Holder, and Holder may not acquire, a number of shares of Class A Common Stock upon exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with Holder’s for purposes of Section 13(d) of Exchange Act (including shares held by any Group of which Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 4.9% of the total number of shares of Common Stock then issued and outstanding (the “4.9% Cap”); provided, however, that the 4.9% Cap shall only apply to the extent that the Class A Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; and provided, further, that no changes shall be made to the 4.9% Cap without the prior written consent of the Company; provided, further that, other than in connection with a Takeout Major Transaction, Holder shall be permitted to include in its Notice of Exercise delivered in connection with a Fundamental Transaction that it is electing to make successive conversions, which conversions shall occur (in each case by written notice from Holder to the Company) from time to time as determined by such Holder at any time prior to the end of the Successive Conversion Period (each such conversion being subject to the 4.9% Cap). For purposes hereof, the percentage beneficially owned by Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of Holder, the Company shall, within two (2) Business Days, confirm orally and in writing to Holder the number of shares of Common Stock then outstanding.

2.	ADJUSTMENT OF NUMBER OF WARRANT SHARES. The number of Warrant Shares shall be adjusted from time to time as follows:

(a)	Adjustment upon Issuance of Shares of Common Stock, Options and Convertible Securities. If on or after the Issuance Date, the Company issues or sells any shares of Common Stock, Common Stock Equivalents, Options or Convertible Securities (including, in each case, the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued by the Company in connection with any Excluded Securities) for a consideration per share (including upon exercise, exchange or conversion) of less than the Fair Market Value Per Share as of the date hereof (any such issuance, a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the number of shares of Class A Common Stock thereafter issuable upon the exercise of the Warrant shall be increased to a number determined by multiplying the number of shares of Class A Common Stock issuable upon the exercise of the Warrant immediately prior to such Dilutive Issuance by a fraction, (i) the numerator of which is the aggregate number of shares of Common Stock outstanding immediately following such Dilutive Issuance, calculated on a Fully-Diluted Basis, and (ii) the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance, calculated on a Fully-Diluted Basis, plus the number of shares of Common Stock that would be issuable at the Fair Market Value Per Share with the aggregate consideration received through issuance, exercise, conversion or exchange of such Common Stock, Common Stock Equivalents, Options or Convertible Securities (such additional amount of shares after giving effect to this sentence, the “Additional Warrant Shares”). If any Option which resulted in an increase in the number of shares of Class A Common Stock issuable upon the exercise of the Warrant expires or is terminated without the issuance of the maximum number of shares issuable pursuant to such Option, the number of shares of Class A Common Stock issuable upon the exercise of the Warrant shall be readjusted to reflect only the number of shares actually issued pursuant to such Option. The Company will not take any action that would result in an adjustment under this Section 2 and would require prior approval by its stockholders under any then applicable listing rules of the New York Stock Exchange without first obtaining such approval (a “NYSE Stockholder Required Approval Event”). Upon the occurrence of a NYSE Stockholder Required Approval Event, the Company shall as soon as reasonably practicable use reasonable efforts to allow it to make any adjustment required under this Section 2. Without limiting the generality of the foregoing, upon the occurrence of a NYSE Stockholder Required Approval Event, the Company shall, as soon as practicable after the date of the occurrence thereof, but in no event later than seventy-five (75) days after the occurrence thereof, hold a meeting of its stockholders for the approval of the issuance of Warrant Shares in excess of any then current NYSE restrictions on any such issuance (“Excess Warrant Shares”). In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use reasonable efforts to solicit its stockholders’ approval of such issuance and the Board shall recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of a NYSE Stockholder Required Approval Event, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the issuance of Excess Warrant Shares, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that (i) the Company has not obtained stockholder approval for the issuance of Excess Warrant Shares or there is an Authorized Share Failure and (ii) the Holder has exercised this Warrant and is entitled to receive Warrant Shares that would constitute Excess Warrant Shares or be in excess of the Company’s authorized shares of Class A Common Stock, then, in lieu of the Company issuing such Excess Warrant Shares or other shares in excess of the Company’s authorized shares of Common Stock (“Unauthorized Excess Warrant Shares”), the Company shall pay the Holder an amount in cash equal to (Y) the Fair Market Value Per Share (with the date of determination being the date of exercise) multiplied by (Z) each Excess Warrant Share or Unauthorized Excess Warrant Shares.

(b)	Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Common Stock Equivalents, Options, Convertible Securities or in cash, or (B) to subscribe for or purchase shares of Common Stock, Common Stock Equivalents, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. In the event the Company takes any of the actions in the preceding sentence, the Company shall deliver to the Holder, at least 10 calendar days prior to the applicable record date, a notice stating the date on which a record is to be taken for the purpose of any such action.

(c)	Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares and Additional Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares and Additional Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d)	Adjustment Upon Reclassification. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Warrant Shares and Additional Warrant Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(e)	Other Events. If, on or after the Issuance Date, any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board will, in good faith, make an appropriate adjustment in the number of Warrant Shares or Additional Warrant Shares, as applicable, as mutually determined by the Board and the Holder, each acting in good faith, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(e) will decrease the number of Warrant Shares or Additional Warrant Shares, as applicable, as otherwise determined pursuant to this Section 2.

3.	RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Issuance Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Class A Common Stock acquirable upon complete exercise of this Warrant (without regard to the 4.9% Cap or any other restriction or limitation on exercise) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the 4.9% Cap, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the 4.9% Cap, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.	PURCHASE RIGHTS; FUNDAMENTAL TRANSACTION.

(a)	Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Issuance Date and on or prior to the Expiration Date the Company (i) grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Class A Common Stock acquirable upon complete exercise of this Warrant (without regard to the 4.9% Cap or any other restriction or limitation on exercise) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the 4.9% Cap, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the 4.9% Cap, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation), or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights, or (ii) conducts any Pro Rata Repurchase Offer, the Holder shall be permitted to (but shall not be obligated to) participate, in whole or in part, on an as-converted basis, provided that, notwithstanding any other provision hereof, such participation may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such participation shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(b)	Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing, pursuant to written agreements in form and substance satisfactory to the Holder, all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, but which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Class A Common Stock issuable upon exercise of this Warrant (without regard to the 4.9% Cap or any other restriction or limitation on exercise) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (taking into account the relative value of the shares of Class A Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of appropriately reflecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall instead refer to the Successor Entity), and the Successor Entity may exercise every prior right and power of the Company and shall assume all prior obligations of the Company under this Warrant with the same effect as if the Successor Entity had been named as the Company in this Warrant. On or prior to the consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Class A Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Class A Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to the 4.9% Cap or any other restriction or limitation on exercise), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, the Holder may elect, at its sole discretion, by delivery of a written notice to the Company, to permit a Fundamental Transaction without the required assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Class A Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity shall ensure that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the consummation of the Corporate Event, shares of Common Stock or capital stock of the Successor Entity or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) (except such items still issuable under Sections 3 and 4(a), which shall continue to be receivable thereafter) issuable upon exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to the 4.9% Cap or any other restriction or limitation on exercise). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding anything to the contrary stated herein, to the extent a Fundamental Transaction constitutes a Successor Major Transaction, (i) the Company shall provide written notice thereof to the Holder at least thirty (30) days prior to the consummation of such Successor Major Transaction, and (ii) within ten (10) days after receipt of such notice, the Holder may elect to receive, in satisfaction of the applicable portion of this Warrant, the Successor Major Transaction Consideration by delivering written notice thereof (a “Major Transaction Early Termination Notice”) to the Company, which Major Transaction Early Termination Notice shall indicate the portion of this Warrant (with reference to the number of shares of Class A Common Stock issuable upon a Cash Exercise of such portion if less than the full Warrant, without regard to the 4.9% Cap) that Holder is electing to receive the Successor Major Transaction Consideration with respect to and in satisfaction thereof (for the avoidance of doubt, without giving effect to the 4.9% Cap). Following the receipt of a Major Transaction Early Termination Notice in respect of a Successor Major Transaction from Holder, the Company shall not effect a Successor Major Transaction with respect to which Holder has elected the Successor Major Transaction Consideration unless it shall first obtain the written agreement of the Successor Entity, naming Holder as an express third party beneficiary, that payment of the Successor Major Transaction Consideration concurrently with the consummation of such Successor Major Transaction shall be a condition precedent to such Successor Major Transaction.

(c)	Takeout Transactions. Notwithstanding anything else herein (including the foregoing Section 4(b)), in the event of a Takeout Major Transaction in which the consideration payable to the each holder of Class A Common Stock of the Company consists of more than 50% cash and/or equity securities of the acquiring entity or Successor Entity which are registered at the time of the applicable closing under applicable securities laws (a “Takeout Transaction”), the Company shall, within at least twenty (20) days prior to the consummation of the Takeout Transaction, provide the Holder with written notice (the “Company Termination Notice”) that this Warrant shall be automatically deemed, without any further action by any party, Cashless Exercised pursuant to Section 1(c) above as of immediately prior to and contingent upon the consummation of the Takeout Transaction (provided that, for clarity, the Holder may exercise this Warrant prior to such Cashless Exercise in accordance with the terms of this Agreement). The Company shall not effect a Takeout Transaction with respect to which the Company has delivered a Company Termination Notice unless it shall first obtain the written agreement of the Successor Entity or acquiring entity that the treatment of the Warrant set forth in this Section 4(c) shall be effected at the consummation of such Takeout Transaction.

5.	NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and shall use reasonable efforts to take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Class A Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Class A Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Class A Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to the 4.9% Cap or any other restriction or limitation on exercise).

6.	WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, including pursuant to Section 3 and Section 4, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.	REGISTRATION RIGHTS. The Company hereby acknowledges and agrees that the Holder shall have, with respect to the Warrant Shares and any Additional Warrant Shares, the following registration rights:

(a)	Shelf Registration. The Company covenants and agrees to file a registration statement (“Shelf Registration”) registering the resale of the Warrant Shares and any Additional Warrant Shares on a delayed or continuous basis, on Form S-3 or, if not available at any time, Form S-1 (the “Shelf”), no later than thirty (30) days after the date hereof and use reasonable efforts to have the Shelf declared effective as soon as practicable after the filing thereof. The Shelf shall provide for the resale of Warrant Shares and any Additional Shares from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Holder. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act. Upon the issuance of any other warrant issued pursuant to the terms of the Financing Agreement, the Company shall, no later than fifteen (15) days (or thirty (30) days in the case Form S-3 is not available) after the date of each such issuance, prepare and file with the SEC such amendments, including post-effective amendments, and supplements to the Shelf as may be necessary to register (along with the Warrant Shares and Additional Warrants hereunder) under the Shelf the resale of any such shares issued under any such other warrant (or similar “additional warrants”) issued pursuant to the terms of the Financing Agreement).

(b)	[Intentionally Omitted].

(c)	Registration Expenses. The Company shall be liable for and pay all Registration Expenses in connection with the Shelf Registration, regardless of whether such any registration is effected; provided that the Holder shall pay all underwriting discounts and selling commissions, and transfer taxes applicable to the sale of the applicable Warrant Shares and Additional Warrant Shares.

(d)	Registration Procedures. Whenever the Holder requests that any Warrant Shares or Additional Warrant Shares be registered pursuant to this Section 7, subject to the provisions of such Section, the Company shall use reasonable efforts to effect the registration and the sale of such securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(i)	The Company shall use reasonable efforts to cause the Shelf to become and remain effective for a period until the date that is six (6) months after the original issuance date of the last issued Warrants or Other Warrants or, if earlier, until all of such Warrant Shares, Additional Warrant Shares and Other Warrant Shares have been disposed of; provided, however, that such six (6) month period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter.

(ii)	Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to the Holder and each underwriter, if any, of the Warrant Shares or Additional Warrant Shares covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to the Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Act and such other documents as the Holder or underwriter may reasonably request in order to facilitate the disposition of the Warrant Shares and Additional Warrant Shares owned by the Holder.

(iii)	After the filing of the registration statement, the Company shall (a) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Act and shall incorporate such information as the underwriter and the Holder agree should be included therein relating to the plan of distribution, (b) comply with the applicable provisions of the Act with respect to the disposition of all Warrant Shares and Additional Warrant Shares covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Members thereof set forth in such registration statement or supplement to such prospectus and (c) promptly after the Company shall receive notice or obtain knowledge thereof, notify the Holder of any stop order issued or threatened by the SEC or any state securities commission suspending the effectiveness of the registration statement and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered

(iv)	The Company shall use reasonable efforts to (a) register or qualify the Warrant Shares and Additional Warrant Shares covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Holder reasonably (in light of the Holder’s intended plan of distribution) requests and (b) cause such shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holder to consummate the disposition of such shares owned by the Holder.

(v)	The Company shall promptly notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares and Additional Warrant Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare and make available to the Holder and file with the SEC any such supplement or amendment.

(vi)	In connection with the offering of Warrant Shares or Additional Warrant Shares pursuant to the Shelf Registration, the Holder shall select the underwriter or underwriters, which shall be reasonably acceptable to the Company.

(vii)	In connection with any public offering, the Company and the Holder shall enter into customary agreements (including an underwriting agreement in customary form, provided that the scope of the indemnity contained in such underwriting agreement on the part of the Holder is not more extensive than the indemnity described in Section 7(e) hereof), provided that such agreements are consistent with this Warrant, and take all such other customary actions as are reasonably required in order to expedite or facilitate the disposition of such shares in any such public offering, including, if applicable, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority (“FINRA”). The Company shall make such representations and warranties to the participating holders and the underwriter, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as the Holder or the underwriter may reasonably request in order to expedite or facilitate the registration and disposition of such Warrant Shares and Additional Warrant Shares. The Holder shall also enter into such underwriting agreement, provided that the terms of any such agreement are consistent with this Warrant.

(viii)	Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any selling Holder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 7 and any attorney, accountant or other professional retained by such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law.

(ix)	The Company shall cause to be furnished to each selling Holder of Warrant Shares or Additional Warrant Shares and to each such underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as such Holder or underwriter therefor reasonably requests.

(x)	The Company shall otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder (or any successor thereto). The Company shall cooperate with each seller and each underwriter, if any, participating in the disposition of the Warrant Shares and Additional Warrant Shares and their respective counsel in connection with any fillings to be made with FINRA.

(xi)	The Company shall use reasonable efforts to list all Warrant Shares and Additional Warrant Shares covered by such registration statement on any securities exchange or quotation system on which any of the shares of Common Stock are then listed or traded and if none of the shares of Common Stock are so listed, on any securities exchange or quotation system on which similar securities issued by the Company are then listed, and if no such similar securities are listed, on any national securities exchange.

(xii)	The Company shall use reasonable efforts to make available appropriate officers of the Company to (a) prepare and make presentations at any “road shows” and (b) otherwise cooperate as requested by the underwriters in the offering, marketing or selling of the Warrant Shares and Additional Warrant Shares.

(xiii)	Notwithstanding anything to the contrary in this Section 7, upon notice to the Holder, the Company may extend the time period in which it is required to file a registration statement for the Shelf Registration and/or suspend the use or effectiveness of any registration statement with respect to the Shelf Registration, in all cases for not more than an aggregate of ninety (90) days in any twelve (12)-month period, if the Board determines that there is a valid business purpose for the delay in filing or suspension of use or effectiveness of any such registration statement. In the event the Company exercises its rights under the preceding sentence to suspend the use or effectiveness of a registration statement, the Holder agrees to suspend, immediately upon its receipt of the notice referred to above, its use of the prospectus relating to such registration statement in connection with any sale or offer to sell the Warrant Shares or Additional Warrant Shares. In such case, the Company shall promptly notify the Holder when the registration statement may once again be used or is effective.

(e)	Indemnification by the Company. The Company agrees to indemnify and hold harmless the Holder, its officers, directors, employees, managers members, partners and agents, and each Person, if any, who controls the Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable and documented expenses of investigation and reasonable and documented external attorneys’ fees and expenses) to which any such Person may become subject under the Act or Exchange Act or otherwise (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Warrant Shares or Additional Warrant Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading or caused by or related to any violation or alleged violation of the Act or Exchange Act, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made in reliance upon and in conformity with information furnished in writing to the Company by the Holder or on the Holder’s behalf expressly for use therein.

(f)	Indemnification by the Holder. The Holder, severally but not jointly, agrees to indemnify and hold harmless from and against all Damages the Company, its officers, directors and agents and each Person, if any, who controls the Company (within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act) with respect to information furnished in writing to the Company by such Holder or on such Holder’s behalf expressly for use in any registration statement or prospectus relating to the Warrant Shares or Additional Warrant Shares, or any amendment or supplement thereto, or any preliminary prospectus. As a condition to including such shares in any registration statement filed in accordance with Section 7, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. The Holder shall not be liable under this Section 7(f) for any Damages in excess of the net proceeds realized by the Holder in the sale of such shares of the Holder to which such Damages relate.

(g)	Cooperation by the Company. With a view to making available to the Holder the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees that, prior to the Expiration Date, it shall use reasonable efforts to:

(i)	make and keep public information available, as those terms are defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Act or Exchange Act;

(ii)	file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii)	furnish to the Holder, so long as the Holder owns any Warrant Shares or Additional Warrant Shares, upon request by the Holder, (x) a written statement by the Company that it has complied with the reporting requirements of Rule 144, and of the Act and the Exchange Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (y) a copy of the most recent annual or quarterly report of the Company and (z) such other reports and documents of the Company filed and furnished with the SEC.

(h)	Market “Stand-off” Agreement. Solely to the extent the Holder is the beneficial owner (as determined in accordance with Rule 13d-3 of the Exchange Act) of at least five percent (5%) of the Class A Common Stock then outstanding, the Holder agrees that it will not, without the prior written consent of the managing underwriter, if any, during the period commencing on the effective date of the registration statement relating to any public offering of shares of Class A Common Stock and ending on the date specified by the Company and the managing underwriter (such period not to exceed seventy-five (75) days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock held immediately before the effective date of the registration statement for such offering, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions shall only be applicable if all officers and directors of the Company enter into similar agreements. The Holder further agrees to execute such further agreements as may be reasonably requested by the underwriters to give effect hereto.

(i)	Termination of Registration Rights. The registration rights granted hereby shall terminate upon such date when all of the Holder’s Warrant Shares, Additional Warrant Shares and any such shares issued or issuable under any other Warrant (“Other Warrant”) issued pursuant to the terms of the Financing Agreement (“Other Warrant Shares”) could be sold without restriction under Rule 144.

(j)	Rights Not Senior to Existing Registration Rights. For the avoidance of doubt, in no event shall the registration rights granted pursuant to this Section 7 be considered, interpreted or applied to be senior to the registration rights granted pursuant to the Third Amended and Restated Investors’ Rights Agreement dated as of May 18, 2015, provided that the Company agrees that its obligation to file and maintain the Shelf Registration does not conflict with any such other registration rights.

8.	REISSUANCE OF WARRANTS.

(a)	Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)	Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)	Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d)	Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Class A Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant. Notwithstanding anything to the contrary stated herein, in connection with the issuance of any additional Warrants to the Holder pursuant to the terms of the Financing Agreement, the Holder shall have the option to amend and restate this Warrant to increase the number of shares of Class A Common Stock purchasable hereunder which would have otherwise been issued in such other Warrant (and the original issuance date of such additional warrants for purposes of Section 7(d)(i) shall be the date of such amendment and restatement). Upon any such request from the Holder, the Company shall promptly deliver an amendment and restated Warrant in form and substance reasonably satisfactory to the Holder, and the Holder thereafter shall deliver this Warrant for cancellation by the Company.

9.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Holder that:

(a)	The Company is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware.

(b)	The Company has all corporate power and authority to execute this Warrant, and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Warrant, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)	None of the execution and delivery of this Warrant, the consummation of the transactions contemplated herein or the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of the Company’s certificate of incorporation or bylaws; (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or conflict with any material contractual provisions of, or cause an event of default or give rise to any right of acceleration under any agreement, instrument or contract the breach of which or default thereunder is reasonably likely to result in a material adverse effect to the Company; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to its properties.

(d)	No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person (or group of Persons) is required in connection with the execution, delivery or performance of this Warrant, except for any notices of sale required to be filed with the Securities and Exchange Commission (the “SEC”) under Regulation D of the Act or such filings as may be required under state securities laws.

(e)	The authorized capital stock of the Company consists of 1,500,000,000 shares of Class A Common Stock, 175,000,000 shares of Class B Common Stock, 500,000,000 shares of Class C Capital Stock, $0.0001 par value per share (“Class C Capital Stock”), and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). At the close of business on May 3, 2021, (a)(i) 14,657,259 shares of Class A Common Stock were issued and outstanding; (ii) 3,393,791 shares of Class B Common Stock were issued and outstanding, (iii) no shares of Class C Capital Stock were issued and outstanding, and (iv) no shares of Preferred Stock were issued and outstanding; (b) 5,859,664 shares of Common Stock were reserved and issuable upon vesting of outstanding restricted stock units pursuant to the Company’s existing Approved Stock Plan; (c) 593,565 shares of Common Stock were issuable upon exercise of vested and unvested outstanding Options; (d) no shares of Common Stock were reserved and issuable upon exercise of outstanding warrants; and 1,302,052 shares of Common Stock were reserved for issuance for future awards under the Company existing Approved Stock Plan. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and there no other classes of interests of the Company outstanding. There are no preemptive rights or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued equity interests.

(f)	All Warrant Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(g)	None of the Company or any of its subsidiaries is or has been: (i) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ii) a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or foreign law); or (iii) a stockholder of a “passive foreign investment company” within the meaning of Section 1297 of the Code.

10.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER. With respect to the acquisition of this Warrant and any of the Warrant Shares or Additional Warrant Shares, Holder hereby represents and warrants to, and agrees with, the Company as follows:

(a)	The Holder is duly organized and validly existing and in good standing as a limited liability company under the laws of the State of Delaware.

(b)	The Holder has all limited liability company power and authority to execute this Warrant, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Holder of this Warrant, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Holder.

(c)	This Warrant is issued to Holder in reliance upon Holder’s representation to the Company that this Warrant and the Warrant Shares and any Additional Warrant Shares will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than to an affiliate, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same other than to an affiliate. By executing this Warrant, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person, other than an affiliate, to sell, transfer or grant participations to such person or to any third person with respect to any of the Warrant Shares or Additional Warrant Shares.

(d)	Holder understands that this Warrant and the Warrant Shares are not registered under the Act on the ground that the issuance of such securities is exempt from registration under the Act, and that the Company’s reliance on such exemption is predicated on Holder’s representations set forth herein.

(e)	Holder is an “accredited investor” (as defined in the Act).

(f)	Holder understands that this Warrant and the Warrant Shares and any Additional Warrant Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

11.	NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, and will be deemed given (A) if delivered by first-class registered or certified mail, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, and (C) if delivered by electronic mail, when sent (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient) and (D) if delivered by facsimile, upon electronic confirmation of receipt of such facsimile, and will be delivered and addressed as follows:

(i)	if to the Company, to:

Blue Apron Holdings, Inc.
28 Liberty Street, 28th Floor
New York, New York 10005
Attention: Randy Greben,
Chief Financial Officer and Treasurer
Email:

with a copy to:

WilmerHale

60 State Street

Boston, MA 02109

Attention: David Westenberg and Chris Barnstable-Brown

Email:

(ii)	if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) of each adjustment or readjustment of the number of shares of Class A Common Stock issuable upon the exercise of the Warrant pursuant to Section 2(a), showing in reasonable detail the facts upon which such adjustment or readjustment is based (provided that, at the Company’s option, it may elect to provide notice of adjustments and/or readjustments which result in a net decrease in the number of shares of Class A Common Stock issuable upon the exercise of the Warrant no less frequently than monthly after the date hereof), and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

12.	AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

13.	GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 11(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.	REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Financing Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15.	TRANSFER; REGISTRATION RIGHTS. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company; provided that this Warrant and the Warrant Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

16.	SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

17.	CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)	“Approved Stock Plan” means any employee benefit plan or agreement which has been approved by a majority of the non-employee members of the Board, pursuant to which the Company’s securities may be issued to any employee, officer, consultant or director for services provided to the Company.

(c)	“Asset Sale” means a transaction covered by the provisions of clause (A)(ii) of the definition of “Fundamental Transaction” in connection with which the Company has announced its intention to liquidate and distribute its assets to stockholders.

(d)	“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the 4.9% Cap.

(e)	“Black-Scholes Value” means the Black-Scholes Value of this Warrant or applicable portion thereof, as determined by use of the Black-Scholes Option Pricing Model using the criteria set forth on Schedule 1.1 hereto.

(f)	“Bloomberg” means Bloomberg Financial Markets.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i)	“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

(j)	“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

(k)	“Code” means the Internal Revenue Code of 1986, as amended.

(l)	“Common Stock” means, collectively, (i) the Class A Common Stock, (ii) Class B Common Stock, and (iii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(m)	“Common Stock Equivalents” means either preferred stock or subordinated convertible debt, that in each case (x) is convertible into Common Stock and (y) has either a maturity of at least three (3) years (with no redemption at the option of the holder prior to such maturity) or in the case of preferred stock, is perpetual.

(n)	“Convertible Securities” means any debt or equity securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or Common Stock Equivalents.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)	“Excluded Securities” means any shares of Common Stock issued or issuable, or deemed issued or issuable pursuant to Section 2(a): (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants, (iii) upon conversion, exercise or exchange of any Options or Convertible Securities (as any adjustment will be made at the time of issuance or amendment of such Options or Convertible Securities pursuant to Section 2(a) hereof); and (iv) as consideration in connection with the acquisition of all or a controlling interest in another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the board of directors of the Company.

(q)	“Expiration Date” means [__].[2]

(r)	“Expiration Time” means 5:00 p.m. Eastern time on the Expiration Date.

(s)	“Fully-Diluted Basis” means, when calculating the aggregate number of shares of Common Stock deemed outstanding as of the time of any applicable determination time, a basis that includes an aggregate number of shares of Common Stock equal to the sum of (without duplication) (x) the aggregate number of shares of Common Stock outstanding as of such determination time, (y) the aggregate number of shares of Common Stock that would be outstanding assuming the conversion, exchange and exercise of all outstanding Convertible Securities, Common Stock Equivalents and Options (including, for the avoidance of doubt, all then outstanding Warrants) as of such determination time and (z) the aggregate number of shares of Common Stock underlying any outstanding Common Stock Equivalents, Convertible Securities and Options (including, for the avoidance of doubt, all then outstanding Warrants) as of such determination time.

2Note to Draft: To be 5 years from the date of issuance. For the avoidance of doubt, in the event this warrant is amended and restated pursuant to Section 8(d) to add additional Warrant Shares, the Expiration Date applicable to such additional Warrant Shares (but not the original Warrant Shares) will be five years from the date of such amendment and restatement.

(t)	“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Issuance Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(u)	“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(v)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(w)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(x)	“Principal Market” means the New York Stock Exchange or such other securities exchange or securities market on which the Class A Common Stock is then traded.

(y)	“Pro Rata Repurchase Offer” means any offer to purchase shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Common Stock (subject to satisfaction of any conditions to participation therein such as those relating to minimum holding percentages or accredited status) to purchase or exchange their shares of Common Stock, in the case of both clauses (i) and (ii), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person, or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary of the Company), or any combination thereof, effected while the Warrants are outstanding. The “effective date” of a Pro Rata Repurchase Offer shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase Offer or the date of purchase with respect to any Pro Rata Repurchase Offer that is not a tender or exchange offer.

(z)	“Registration Expenses” means any and all expenses of the Company incident to the performance of or compliance with any registration or marketing of securities in compliance with Section 7 hereof, including all (a) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (b) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (c) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (d) security engraving and printing expenses, (e) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters to be provided pursuant to Section 7 hereof), (g) fees and expenses of any special experts retained by the Company in connection with such registration, (h) fees and expenses in connection with any review of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering, including the fees and expenses of any counsel thereto, (i) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts, commissions and transfer taxes attributable to the sale of the Warrant Shares and Additional Warrant Shares, (j) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Warrant Shares and Additional Warrant Shares, (k) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (l) the Company’s expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of Warrant Shares and Additional Warrant Shares, and (m) reasonable and documented fees and disbursements of one external counsel for the Holder not to exceed $20,000 for the Shelf Registration, provided that the Company shall not be required to pay the fees and disbursements of external counsel for the Holder in connection with the Shelf Registration in the event that the Holder revokes its request for such Shelf Registration pursuant to Section 7(a).

(aa)	“Required Holders” means the holder(s) of the Warrants representing at least a majority of the Warrant Shares underlying the Warrants then outstanding.

(bb)	“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Principal Market with respect to the Class A Common Stock as in effect on the date of delivery of the Notice of Exercise.

(cc)	“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(dd)	“Successive Conversion Period” means the period beginning upon receipt by Holder of notice of a Fundamental Transaction and ending on the one-year anniversary of the effective date of the Fundamental Transaction.

(ee)	“Successor Entity” means one or more Person or Persons formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons with which such Fundamental Transaction shall have been entered into, including for clarity any acquiring entity.

(ff)	“Successor Major Transaction” means either a Takeout Major Transaction or an Asset Sale.

(gg)	“Successor Major Transaction Consideration” means (i) in the case of a Takeout Major Transaction, the amount of cash, other assets and/or the number of securities or other property of any Person that are issuable in such Takeout Major Transaction in respect of a number of shares of Common Stock equal to the number of shares of Class A Common Stock issuable upon a Cashless Exercise of this Warrant pursuant to Section 1.1(c) immediately prior to the consummation of the Takeout Major Transaction and (ii) in the case of an Asset Sale, an amount of cash equal to the Black-Scholes Value of this Warrant upon consummation of the applicable Asset Sale.

(hh)	“Takeout Major Transaction” means a Fundamental Transaction in which the shares of Common Stock of the Company are converted into the right to receive cash, securities of another entity and/or other assets.

(ii)	“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Class A Common Stock to be duly executed as of the Issuance Date set out above.

BLUE APRON HOLDINGS, INC.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

[____]3

By:
Name:
Title:

3 Note to Draft: Insert applicable Blue Torch entity.

EXHIBIT A

NOTICE OF EXERCISE

1.           The undersigned hereby elects to purchase                              shares of the Class A Common Stock of Blue Apron Holdings, Inc. pursuant to the terms of the attached Warrant. In the event that this Warrant is not fully exercised and has not expired, the Company will issue to Holder a new warrant representing the shares not acquired.

2.            Payment shall take form of (check applicable box)

[ ] in lawful money of the United States, by check or wire transfer in immediately available funds; or

[ ] pursuant to a cashless exercise pursuant to Section 1.1(c) of the Warrant.

3.            Please issue said shares in the name of the undersigned or in such other name as is specified below:

[Holder]

Attn:

[Address]

[Address]

E-mail:

3.            The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

HOLDER, or

Assignee

(Signature)

(Name and Title)

(Date)

Schedule 1.1

Black-Scholes Value

Remaining Term	Number of calendar days from date of public announcement of the Successor Major Transaction until the last date on which this Warrant may be exercised.

Interest Rate	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Remaining Term.*

Cost to Borrow	Zero

Volatility

If the first public announcement of the Successor Major Transaction is made at or prior to 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 trading day periods ending on the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

If the first public announcement of the Successor Major Transaction is made after 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 trading day periods ending on the next succeeding trading day following the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

Stock Price	The greater of (1) the closing price of the Common Stock on the Principal Market (the “Closing Market Price”) on the trading day immediately preceding the date on which a Successor Major Transaction is consummated, (2) the first Closing Market Price following the first public announcement of a Successor Major Transaction, or (3) the Closing Market Price as of the date immediately preceding the first public announcement of the Successor Major Transaction.

Dividends	Zero.

Strike Price	Exercise Price as defined in Section 1(b).

*If the LIBOR/Swap rate shall cease to exist in substantially its current form, the Required Holders shall be permitted to select an alternate interest rate that reasonably approximates the rate of interest per annum at which deposits of United States dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to the Required Holders in the London interbank market (or a replacement interbank market reasonably determined by the Required Holders in consultation with the Company.